As filed with the Securities and Exchange Commission on February 12, 2003
                              Registration No. 333-

   ===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 AMENDMENT NO. 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                WORLDWATER CORP.
             (Exact name of registrant as specified in its charter)

   DELAWARE                            8711                          33-0123045
(State or other jurisdiction of   (Primary Standard           (I.R.S.  Employer
incorporation or organization)       Industrial            Identification  No.)
                              Classification Code Number)


                                Pennington Business Park
                                 55  Route  31  South
                            Pennington,  New  Jersey  08534
                                    (609) 818-0700
             (Address and telephone number of principal executive offices and principal place of business)


                                  Quentin T. Kelly
                        Chairman and Chief Executive officer
                                   WorldWater Corp.
                              Pennington Business Park
                                55  Route  31  South
                             Pennington, New Jersey  08534
                                   (609) 818-0700
                           (Name, address and telephone
                            number of agent for service)

                                    Copies to:
                                Stephen A. Salvo
                        Salvo, Russell, Fichter & Landau
                             510 Township Line Road
                          Blue Bell, Pennsylvania 19422
                                 (215) 653-0110

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]

------------------------------------------------------------------------------
                    CALCULATION  OF  REGISTRATION  FEE




Title of each class         Amount           Proposed                 Proposed
of securities to be          to be           Maximum Offering         maximum aggregate     Amount of
registered                registered         price per Security(1)    offering price        Registration Fee


Common Stock
..001 par value(2)        3,571,430(3)         $  0.14                 $    625,000
                         1,190,500(4)         $  0.20                 $    208,338
                         1,190,500(4)         $  0.50                 $    208,338
                         2,835,000(5)         $  0.15                 $    496,125
                           499,000(6)         $  0.15                 $     87,325
                           500,000(7)         $  0.20                 $     87,500
                           100,000(8)         $  0.25                 $     17,500
                           400,000(9)         $  0.15                 $     70,000
                                                                                            $     1,656

_______________________________________________________________________________


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the prices of the Common Stock on the OTC Bulletin Board on December 30, 2002.
(2) Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued to prevent dilution in connection with a stock split, stock dividend or similar event.
(3)  Issuable  upon  the  conversion  of  notes  issued  in  November,  2002.
(4)  Issuable  upon  the  exercise  of  warrants  issued  in  November,  2002.
(5) For the resale of shares previously issued to selling stockholders. We have an obligation to register these shares under our agreements with the selling stockholders.
(6)  Issuable  upon  the  exercise  of  warrants  issued  in  December,  2001.
(7) For the resale of shares previously issued to selling stockholders. We have an obligation to register these shares under our agreements with the selling stockholders.
(8)  Issuable  upon  the  exercise  of  warrants  issued  in  January,  2002.
(9)  Issuable  upon  the  exercise  of  warrants  issued  in  November,  2002.
--------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                        CROSS  REFERENCE  SHEET

Item  Number  in Form SB-2                           Location in Prospectus and
                                                       Registration  Statement
-------------------------------------------------------------------------------

PART  1  --  INFORMATION  REQUIRED  IN  PROSPECTUS
1.  Front of Registration Statement and
    Outside  Front  Cover  Page  of
    Prospectus                                      Outside  Front  Cover  of
                                                    Prospectus

2.  Inside Front and Outside Back Cover Pages
    of Prospectus                                   Outside  Back  Cover Page of
                                                    Prospectus

3.  Summary Information and Risk Factors            Outside Front Cover of
                                                    Prospectus; Prospectus
                                                    Summary; Risk  Factors

4.  Use  of  Proceeds                               Use  of  Proceeds

5.  Determination  of  Offering  Price              *

6.  Dilution                                        *

7.  Selling  Security  Holders                      Selling  Stockholders

8.  Plan  of  Distribution                          Plan  of  Distribution

9.  Legal  Proceedings                              *

10. Directors, Executive Officers, Promoters
    and Control Persons                             Management

11. Security  Ownership  of  Certain  Beneficial
    Owners  and  Management                         Security Ownership of
                                                    Certain Beneficial Owners
                                                    and Management

12. Description  of  Securities                     Description  of Securities

13. Interest  of  Named  Experts  and  Counsel      Recent Sales Of Unregistered
                                                    Securities

14. Disclosure  of  Commission  Position  on
    Indemnification  for  Securities  Act
    Liabilities                                     Undertakings

15.  Organization  Within  Last  Five  Years        Management, Selling
                                                    Stockholders

16.  Description  of  Business                      Business

17.  Management's  Discussion  and  Analysis  or
     Plan  of  Operation                            Management's  Discussion
                                                    and  Analysis  and
                                                    Plan  of  Operation

18.  Description  of  Property                      Business

19.  Certain  Relationships  and  Related
     Transactions                                   Certain Relationships
                                                    and  Related  Transactions

20.  Market  for  Common  Equity  and  Related
     Stockholder  Matters                           Price Range of Common Stock

21.  Executive  Compensation                        Executive  Compensation

22.  Financial  Statements                          Financial  Statements


23.  Changes In and Disagreements With              Changes  In  and
     Accountants  on  Accounting  and               Disagreements With
     Financial Disclosure                           Accountants on Accounting
                                                    and Financial  Disclosure


     PART  II  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

24.  Indemnification of Directors and Officers      Indemnification of Directors
                                                    and  Officers


25.  Other Expenses of Issuance and Distribution    Other Expenses of Issuance
                                                    and Distribution

26.  Recent Sales of Unregistered Securities        Recent Sales of Unregistered
                                                    Securities

27.  Exhibits                                       Exhibits

28.  Undertakings                                   Undertakings
------------

*  Omitted  because  the item is inapplicable or the answer thereto is negative.

PROSPECTUS                      SUBJECT TO COMPLETION, DATED February 12, 2003


                                WORLDWATER CORP.
                                55 Route 31 South
                          Pennington, New Jersey 08534
                                 (609) 818-0700


          10,286,430 Shares of Common Stock, par value $.001 per share.

The selling shareholders listed on page 31 are offering for resale 10,286,430 shares of our common stock under this prospectus. Of the shares being offered, 3,335,000 shares are currently outstanding, 3,571,430 shares are issuable upon the conversion of outstanding notes and 3,380,000 shares are issuable upon the exercise of outstanding warrants.

Our common stock is traded on the OTC Bulletin Board under the symbol "WWAT." On December 30, 2002, the closing price of our common stock was $.17.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 10.

THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in these securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See "Forward Looking Statements."

WorldWater  Corp.

     We are a solar engineering/water management company providing solar technology solutions to water supply problems. Our proprietary solar water pumping systems are capable of operating up to 600 horsepower pumps for irrigation, refrigeration and water utility pumping systems. Our systems convert solar electric Direct Current ("DC") into Alternate Current ("AC") for delivery to water pumps in deep wells or rivers.

     Until the Spring of 2002, our solar water pumping systems were capable of running only small pumps and our business was focused exclusively on marketing our products to developing countries with rural water and power problems. Our recently developed increased power capability, coupled with what we believe to be growing energy shortages in certain parts of the United States, has opened commercial domestic market opportunities.

We have not generated any significant operating revenues to date and have incurred losses from our operating activities of $1,577,217 and $1,704,179 in 2001 and 2000, respectively, and $1,371,324 during the nine-month period ended September 30, 2002. During the fourth quarter of 2002, we completed installation of our first large solar system powering a 50 horsepower irrigation pump in California and have received orders for approximately $4.9 million of our solar Powered systems. One of the orders, totaling $4,000,000, is for four site pumps and is subject to an environmental impact study and a 90 day acceptance clause by the customer. We believe we will continue to experience operating losses until such time as we attain sales of our solar pumping systems on a commercial scale.

We were incorporated in the state of Nevada on April 3, 1985 under the name Golden Beverage Company. In April 1997, we entered into a reverse merger transaction with WorldWater, Inc., a Delaware corporation formed in January 1984. Since the merger transaction, we have, under the name of WorldWater Corp., been engaged exclusively in the solar/water power industry. In June of 2000, our shareholders voted to change the state of incorporation from Nevada to Delaware. Our stock is publicly traded on the OTC Bulletin Board under the symbol WWAT.OB.


                                  THE OFFERING


Common  Stock offered by                     Based upon current market prices
selling  stockholders  (including            and assuming full conversion of the
shares  underlying  convertible              convertible notes, and the complete
notes  and  warrants)                        exercise of the warrants being
                                             registered, up to 10,286,430
                                             shares may be sold by selling
                                             stockholders.

                                             This number represents 18.3% of our
                                             outstanding shares of Common Stock
                                             as of December 31, 2002, which was
                                             49,365,052 plus 6,951,430 shares
                                             representing unissued common stock
                                             shares issuable upon the full
                                             conversion of the convertible notes
                                             and the complete exercise of the
                                             warrants, the resale of which is
                                             hereby being registered.

Use  of  proceeds                            General  corporate  purposes*

Over  the  Counter  Bulletin  Board  symbol       WWAT

*We will not receive proceeds from the resale by selling stockholders of the common stock described in this prospectus. We may receive proceeds from the sale of shares issuable upon the exercise of warrants by the selling stockholders. However, if the cashless exercise provision of any of the warrants is used, we will not receive proceeds from the exercise of those warrants.



                   SUMMARY FINANCIAL AND OPERATING INFORMATION

This summary information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this prospectus.


     NINE  MONTHS  ENDED SEPTEMBER 30,                YEARS ENDED DECEMBER 31
     ---------------------------------                -----------------------
CONSOLIDATED  BALANCE  SHEETS       2002              2001                2000
-----------------------------       ----              ----                ----
                                 (unaudited)


Current Assets:
  Cash . . . .  . . . . . . . . .   $   67,748        $  18,115           $   67,229
  Accounts receivable, net . . . .     103,776           53,634              106,313
  Inventory. . . . . . . . . . . .      55,577           55,118               88,707
  Construction in process net of
       billings $48,021. . . . . .      15,147                -                   -
  Prepaid expenses . . . . . . . .      23,983           15,746                6,654
                                    ----------        ---------           ----------
    Total Current Assets . . . . .     266,231          142,613              268,903
  Equipment and leasehold
       improvements, net. . . . .       98,727          117,698              158,123
  Deposits . . . . . . . . . . . .       1,350            4,773               14,273
                                    ----------        ---------           ----------
    Total Assets . . . . . . . . .$    366,308        $ 265,084           $  441,299
                                  ------------        ---------           ----------
    Liabilities and Stockholders' (Deficiency)
Current Liabilities:
  Line of Credit . . . . . . . . .$          -        $       -           $   50,388
  Notes payable. . . . . . . . . .     272,000          167,000                7,000
  Notes payable, related parties .      98,000           81,500               41,000
  Current maturities of long-term
     debt . . . . . . . . . . . .      155,880          177,199              163,480
  Accounts payable . . . . . . . .     348,728          325,477              161,040
  Accrued interest . . . . . . . .     128,667          113,867               89,842
  Accrued salaries . . . . . . . .     212,493          143,393              118,950
  Accrued payroll taxes. . . . . .       5,524          122,362               18,630
  Customer deposits. . . . . . . .           -                -               14,446
  Billings in excess of costs and
      recognized profit. . . . . .     100,000                -                  -
  Other accrued expenses . . . . .      16,574           12,968               10,089
                                   -----------       ----------           ----------
    Total Current Liabilities. . .   1,337,866        1,143,766              674,865
  Long-term debt . . . . . . . . .      58,315           61,270               20,480
                                   -----------       ----------           ----------
    Total Liabilities. . . . . . .   1,396,181        1,205,036              695,345
                                   -----------       ----------           ----------
Stockholders' (Deficiency):
  Preferred Stock 7% Convertible,$0.01 par;
  Authorized 10,000,000, issued and
  outstanding at September 30, 2002,
  December 31, 2001 and 2000, respectively:
  Series A 66,667; 66,667;
  and 1,111,055 shares . . . . . .         667              667               11,111
    Liquidation preference $60,000 and
    $999,950 in 2000
  Series B 611,111 shares in 2002,
  2001 and 2000 . . . . . . . . .        6,111            6,111                6,111
    Liquidation preference $550,000
Common stock, $0.001 par value;
authorized 100,000,000;
issued and outstanding at September 30, 2002,
December 31, 2001 and 2000, respectively:
49,271,302; 40,761,489 and
32,330,811 shares                       49,271           40,761               32,331
Additional paid-in-capital . . . .  13,017,367       11,748,389           10,844,423
Accumulated other comprehensive
  expense. . . . . . . . . . . . .      (6,726)         (10,641)                   -
Accumulated deficit. . . . . . . . (14,096,563)     (12,725,239)         (11,148,022)
                                  -------------    -------------         ------------
 Total Stockholders' (Deficiency).  (1,029,873)        (939,952)            (254,046)
                                  -------------    -------------         ------------
Total Liabilities and
  Stockholders' (Deficiency). . . $    366,308     $    265,084          $   441,299
                                  ------------     ------------          -----------




                            NINE MONTHS ENDED SEPTEMBER 30,                                        YEARS ENDED DECEMBER 31,
---------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA. . . . . . . . . . . . . . . . . . . . . . . .        2002          2001         2000          1999
---------------------------------------------------------------------------     ----------    ----------    ---------   ----------
                                                                               (unaudited)
Revenue:
     Equipment sales. . . . . . . . . . . . . . . . . . . . . . . . . . . .         -            118,212      159,025      153,397
                                                                                ==========    ==========   ==========   ==========
     Construction contract. . . . . . . . . . . . . . . . . . . . . . . . .         57,540           -             -             -
                                                                                ==========    ==========   ==========   ==========
     Technology grant . . . . . . . . . . . . . . . . . . . . . . . . . . .         --               -             -       249,967
                                                                                ==========    ==========   ==========   ==========
     Service grant. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        166,856       122,833      120,506      123,560
                                                                                ==========    ==========   ==========   ==========
            Total Revenue . . . . . . . . . . . . . . . . . . . . . . . . .        224,396       241,045      279,531      526,924
                                                                                ==========    ==========   ==========   ==========
Cost of Goods Sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        239,654       181,526      247,710      251,717
                                                                                ==========    ==========   ==========   ==========
Gross (Loss) Profit . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (15,258)       59,519       31,821      275,207
                                                                                ==========    ==========   ==========   ==========
Operating Expenses:
     Research and development expenses. . . . . . . . . . . . . . . . . . .        125,058       302,332      390,357      386,936
                                                                                ==========    ==========   ==========   ==========
     Marketing, general and
             administrative expenses. . . . . . . . . . . . . . . . . . . .      1,151,707     1,220,335    1,578,582    1,113,871
                                                                                ==========    ==========   ==========   ==========
            Total Expenses. . . . . . . . . . . . . . . . . . . . . . . . .      1,276,765     1,522,667    1,968,939    1,500,807
                                                                                ==========  ============  ============  ==========
Loss from Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . .     (1,292,023)   (1,463,148)  (1,937,118)  (1,225,600)
                                                                                ==========  ============  ============  ==========
Other Expense (Income)
     Interest expense . . . . . . . . . . . . . . . . . . . . . . . . . . .         36,113       187,980        42,025     108,058
                                                                                ==========  ============  ============  ==========
     Loss on sale of marketable securities. . . . . . . . . . . . . . . . .          -             -             -          32,500
                                                                                ==========  ============  ============  ==========
     Interest income. . . . . . . . . . . . . . . . . . . . . . . . . . . .         (2,275)          (63)      (18,008)       (731)
                                                                                ==========  ============  ============  ==========
     Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45,463        71,300        21,703      52,824
                                                                                ==========  ============  ============  ==========
            Total Other Expense (Income), Net . . . . . . . . . . . . . . .         79,301       259,217        45,720      87,003
                                                                                ==========  ============  ============  ==========
Net loss before income taxes and
              extraordinary item. . . . . . . . . . . . . . . . . . . . . .     (1,371,324)   (1,722,365)   (1,982,838) (1,312,603)
                                                                                ==========  ============  ============  ==========
Benefit for sale of NJ net operating losses . . . . . . . . . . . . . . . .              -       145,148       163,887     475,285
                                                                                ==========  ============  ============  ==========
Net loss before extraordinary item. . . . . . . . . . . . . . . . . . . . .              -    (1,577,217)   (1,818,951)   (837,318)
===========================================================================     ==========  ============  ============  ==========
Extraordinary Item
===========================================================================
     Gain on extinguishment of debt . . . . . . . . . . . . . . . . . . . .              -             -       114,772      50,000
===========================================================================     ==========  ============  ============  ==========
Net Loss Applicable per Common Shareholders . . . . . . . . . . . . . . . .    $(1,371,324)  $(1,577,217)  $(1,704,179)   (787,318)
===========================================================================     ==========  ============  ============  ==========
Net Loss Applicable per Common Share:
===========================================================================
     Basic. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     (0.03)  $     (0.05)  $     (0.06)      (0.03)
===========================================================================    ===========  ============  ============  ==========
     Diluted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     (0.03)  $     (0.05)  $     (0.06)      (0.03)
===========================================================================    ===========  ============  ============  ==========
Shares used in Per Share Calculation:
===========================================================================
     Basic. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46,147,249    33,832,459    30,783,796  25,703,423
===========================================================================    ===========  ============  ============  ==========
     Diluted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46,147,249    33,832,459    30,783,796  25,703,423
===========================================================================    ===========  ============  ============  ==========



                                  RISK FACTORS

You should consider the following factors and other information in this prospectus relating to our business and prospects before deciding to invest in the securities. This investment involves a high degree of risk, and you should purchase the securities only if you can afford to lose the entire sum invested in these securities. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this prospectus and presented elsewhere by management from time to time.


                          RISKS RELATED TO OUR BUSINESS

WE  HAVE  HISTORICALLY  INCURRED  LOSSES  AND  LOSSES MAY CONTINUE IN THE FUTURE

Since 1997, we have lost money. In the nine months ended September 30, 2002 and the year ended December 31, 2001, we sustained losses from operating activities of $1,371,324 and $1,577,217, respectively; the accumulated deficits for these periods were $14,096,563 and $12,725,239, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms and, in such events, our operations will be adversely affected.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

The report of our independent accountants on our 2001 financial statements, as reissued in this Prospectus, included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS, OUR BUSINESS OPERATIONS WILL BE CURTAILED.

Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. It should be noted that we will receive no, or little, proceeds from the sale of common stock covered by this registration statement.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

o  With  a  price  of  less  than  $5.00  per  share;

o  That  are  not  traded  on  a  "recognized"  national  exchange;

o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE  COULD  FAIL  TO  RETAIN  OR  ATTRACT  KEY  PERSONNEL

Our future success depends, in significant part, on the continued services of Quentin Kelly (our Chairman and Chief Executive Officer) and several other key officers. We may not able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. The Company maintains a key man life insurance policy on Quentin Kelly in the amount of $1,100,000.

In addition, our business plan relies heavily on attracting and retaining industry specialists with extensive technical and industry experience and existing relationships with many industry participants. Our business plan also relies heavily on attracting and retaining qualified technical employees so we can fully develop and enhance our technology. The markets for many of our experienced employees are extremely competitive. Our business will be adversely affected if we are not successful in our efforts to recruit and retain the personnel we will need.

OUR PROJECTS REQUIRE SUBSTANTIAL UP-FRONT COSTS BEFORE ANY REVENUES WILL BE REALIZED

A significant portion of our revenue is expected to be derived from projects which require significant up-front expense to us. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver our products on a timely basis could result in a substantial loss to us.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND WE INADVERTENTLY MAY BE INFRINGING ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS.

If a court determines that we infringed on the rights of others, we may be required to obtain licenses from such other parties. The persons or organizations holding the desired technology may not grant licenses to us or the terms of such licenses may not be acceptable to us. In addition, we could be required to expend significant resources to develop non-infringing technology.


We rely on the registration of trademarks and trade names, as well as on trade secret laws and confidentiality agreements with our employees.

NO  ASSURANCE  OF  TECHNOLOGICAL  SUCCESS

Our ability to continue to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share, we are required to continue to make advances in technology. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We may encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products and processes.


COMPETITIVE  CONDITIONS  AFFECTING  WORLDWATER  MAY  LIMIT  OUR  GROWTH  AND
PROFITABILITY

Our products compete with both conventional and solar technologies that bring power to remote areas. The main competitive technologies are diesel or gasoline generators and electrical grid line extension.

The cost of installing a solar pump may be more or less than the cost of grid line extension, depending upon the extent of the grid line extension. However, a pump run by solar power is less expensive than the cost of running a conventional electric pump because of the cost of grid line electricity from the local electric utility. It should be noted that the cost of electric line extension is usually subsidized by government authorities.

The initial cost of acquiring a diesel pump is less expensive than the initial cost of a solar pump. However, the operations and maintenance cost of the diesel pump is greater than a solar pump; in remote areas, availability of fuel and spare parts is also unreliable. An end user can pay off the higher cost of the solar pump over time from the savings otherwise spent on operations and maintenance of the diesel pump.

Our proprietary technology permits the use of "off-the-shelf" AC pumps opening a range of previously unavailable options for solar power. AC pumps are available in countries throughout the world, allowing replacement pumps and parts to be supplied on a local basis. Other forms of solar powered photovoltaic (PV) pumping currently available use less reliable and less durable DC pumps or custom AC pumps which are more costly and not readily available in most developing countries.

In many regions of the world, competitive products are not available. In those markets where competition exists, the most commonly encountered competitors are Grundfos A/S of Denmark, a manufacturer of a large range of water pumps including a solar pump line, and Aero-Environment of California, which produce AC pumps. There are a number of other solar pump companies including Solar Jack of the US, Sun Motor of Canada, Southern Cross of Australia, and Total Energie from Europe which produce DC powered pumps. Our competitors generally have far greater financial resources, more experienced marketing organizations and a greater number of employees than we do.

We may not be successful in competing with these competitors for new customers or in retaining existing customers. Our results of operations may suffer if we cannot compete with larger and better capitalized companies.

WE  RELY  ON  CUSTOMERS  IN  DEVELOPING  NATIONS

In addition to our marketing efforts in the United States, we market our products to developing nations. The ability of these customers to order and pay for our products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures. We have experienced significant obstacles in marketing products and services in developing nations, including delays caused by budget constraints, bureaucratic inefficiencies and regime changes.

OUR DIRECTORS ARE NOT PERSONALLY LIABLE AND ARE INDEMNIFIED FOR BREACH OF FIDUCIARY DUTIES

Our Certificate of Incorporation provides, as permitted by the Delaware General Corporation Law ("the DGCL"), and with certain exceptions, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions may discourage our stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by the DGCL.

WE  DEPEND  ON  A LIMITED NUMBER OF SUPPLIERS OF COMPONENTS FOR OUR SYSTEMS, AND
ANY  DELAY  IN  SUPPLY  COULD  AFFECT  OUR  ABILITY  TO  FILL  ORDERS

We currently purchase parts and materials from a limited number of suppliers. In addition, although historically we have not been dependent on any one supplier or group of suppliers of components for our systems, we may become dependent in the future. The inability to obtain certain components on a timely basis would adversely affect our ability to fill orders in a timely manner. Any delay in the fulfillment of orders would have a significant negative impact on our financial condition and results of operations.

NO DIVIDENDS HAVE BEEN PAID BY THE COMPANY

We have never paid, nor do we anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

DELAWARE LAW AND OUR CHARTER MAY INHIBIT A TAKEOVER OF OUR COMPANY THAT STOCKHOLDERS MAY CONSIDER FAVORABLE

Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

WE ARE SUBJECT TO FOREIGN EXCHANGE RATE FLUCTUATIONS

Operations overseas are subject to foreign currency exchange rate fluctuations. With respect to the Philippine currency, we will transfer funds to our Philippine subsidiary on an as needed basis and to the extent funds are available to avoid significant exposure to currency fluctuations. We may suffer losses due to adverse foreign currency exchange rate fluctuations.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY HAVE THE AFFECT OF LOWERING OUR STOCK
PRICE

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 49,271,302 shares of our common stock outstanding as of December 31, 2002, 30,108,450 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 19,162,852 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. In addition, there are outstanding options and warrants, which, upon exercise or conversion would result in the issuance of an additional 15,730,882 shares of our common stock.

THE  SELLING  STOCKHOLDERS  INTEND  TO  SELL THEIR SHARES OF COMMON STOCK IN THE
MARKET,  WHICH  SALES  MAY  CAUSE  OUR  STOCK  PRICE  TO  DECLINE

The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 10,286,430 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline. Significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties that would place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Thinly traded common stock can be more volatile than common stock trading in an active public market.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL AND WE ARE UNABLE TO DETERMINE THE IMPACT OF A CHANGE IN CONTROL ON OUR COMPANY.

We are registering 10,286,430 shares of common stock in this offering. These shares represent 18.3% of our authorized capital stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders may have enough shares to assume control of WorldWater by electing its or their own directors.


                           FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain statements which constitute "forward-looking statements." "Forward-looking statements" include any statement which is not of purely historical fact, such as statements concerning plans, objectives, goals, strategies and future events, and underlying assumptions. Such forward-looking statements involve known and unknown risks, and uncertainties expressed or implied by such forward-looking statements and actual results could be materially different from those projected. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, general economic and business conditions which may impact demand for our solar generated pumps and electricity; changes in tax laws and regulations; our ability to implement our marketing strategy and to expand our business in the worldwide market; our ability to build our production facility up to the level of efficiency and output for our planned production; and changes in laws and government regulations applicable to our business, including laws in foreign nations. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

We will not receive proceeds from the resale by selling stockholders of the common stock described in this prospectus. We may receive proceeds from the sale of shares issuable upon the exercise of warrants by the selling stockholders. However, if the cashless exercise provision of any of the warrants is used, we will not receive proceeds from the exercise of those warrants. Any proceeds received by us upon the exercise of warrants will be used for general corporate purposes.


                            MARKET PRICE INFORMATION

Our common stock is included on the National Association of Securities Dealers Automated Quotation OTC Bulletin Board under the symbol "WWAT." The following table sets forth the quarterly high and low closing bid prices for the common stock as reported on the OTC Bulletin Board for the periods indicated. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                                            HIGH   LOW    CLOSE
                                            =====  =====  ======
FISCAL 2000
==========================================
First Quarter. . . . . . . . . . . . . . .  $1.75  $0.30  $ 1.50
==========================================  =====  =====  ======
Second Quarter . . . . . . . . . . . . . .   1.63   0.60    0.88
==========================================  =====  =====  ======
Third Quarter. . . . . . . . . . . . . . .   1.03   0.59    0.66
==========================================  =====  =====  ======
Fourth Quarter . . . . . . . . . . . . . .   0.63   0.34    0.53
==========================================  =====  =====  ======

FISCAL 2001
==========================================
First Quarter. . . . . . . . . . . . . . .  $0.75  $0.40  $ 0.44
==========================================  =====  =====  ======
Second Quarter . . . . . . . . . . . . . .   0.64   0.33    0.41
==========================================  =====  =====  ======
Third Quarter. . . . . . . . . . . . . . .   0.41   0.12    0.21
==========================================  =====  =====  ======
Fourth Quarter . . . . . . . . . . . . . .   0.34   0.15    0.22
==========================================  =====  =====  ======

FISCAL 2002
==========================================
First Quarter. . . . . . . . . . . . . . .  $0.30  $0.12  $ 0.16
==========================================  =====  =====  ======
Second Quarter . . . . . . . . . . . . . .   0.28   0.12    0.17
==========================================  =====  =====  ======
Third Quarter. . . . . . . . . . . . . . .   0.18   0.12    0.14
==========================================  =====  =====  ======
Fourth Quarter . . . . . . . . . . . . . .   0.19   0.11    0.16
==========================================  =====  =====  ======


On December 16, 2002, there were approximately 794 holders of record of our common stock. This number does not include beneficial owners of the common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

                                    DIVIDENDS

To date, we have not declared or paid any dividends on our common stock. The payment by us of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future.


                                    DILUTION

The book value of WorldWater as of September 30, 2002, was ($1,029,873) or ($0.02) per share of common stock. Book value per share is determined by dividing the tangible book value of WorldWater (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds from the sale of Common Stock will be paid to us, our net tangible book value will be unaffected by this offering.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS
PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

General

We are a solar engineering - water management company with high-powered solar technology providing solutions to water supply problems. Until the first quarter of 2002, we have been a development-stage enterprise organized to design, develop, manufacture and market solar water pumping systems. Our business was focused exclusively on helping developing countries with water and power problems. Our solar water pumping systems were capable of running only small pumps that were adequate to meet the needs of villages and rural communities in developing countries. We continue to seek opportunities throughout the world, including the Philippines, Sri Lanka and East Africa. Through our research and development, we are now capable of operating up to 600 horsepower pumps for irrigation, refrigeration and water utility pumping systems. Our increased power capability coupled with growing energy shortages in the United States has opened domestic market opportunities that have become the principal focus of our business. Throughout 2003, we intend to focus our efforts on the enhancement and aggressive implementation of our marketing program, which includes institutional public and private commercial markets in California, New Jersey and other states that offer incentives for alternative power sources.

We have not generated any significant operating revenues through September 30, 2002. In the nine months ended September 30, 2002 and the year ended December 31, 2001, we sustained losses from operations of $1,292,023 and $1,463,148, respectively. During the fourth quarter of 2002, we successfully completed installation of our first large solar system powering a 50 horsepower irrigation pump and have received orders for approximately $4.9 million of our solar powered systems. One of the orders, totaling $4,000,000, is for four site pumps and is subject to an environmental impact study and a 90 day acceptance clause. Additional funding will be required to fund our anticipated operation, either through additional stock issuances or debt financing. If sources of financing are unavailable, we will have to curtail our plans.

Results  of  Operations:

The following discussion should be read in conjunction with the financial statements section included in this Prospectus.

Revenue

For the year ended December 31, 2000 net revenues decreased to $279,531 as compared to $526, 924 for the year ended December 31, 1999. This decrease was primarily attributed to a lower amount of grant revenue, $120,506 in 2000 as compared to $373,527 in 1999.

For the year ended December 31, 2001 net revenues decreased slightly to $241,045 as compared to $279,531 in 2000. During this period the Company targeted its sales efforts towards large contracts in developing nations and was involved in negotiations with several countries including the Philippines, Sri Lanka and Pakistan/Afghanistan.

For the nine months ended September 30, 2002 revenue increased slightly to $224,396 as compared to $153,692 in the same period of 2001. In January of 2002, the Company began work on a water and power feasibility study for the Government of the Philippines (Department of Agriculture) funded by the U.S. Trade and Development Agency in the amount of $302,500. A nationwide irrigation development project is scheduled to follow on completion of the study. In April the first amount of revenue was recognized for this project. The Company also began work installing its first solar pumping system in Ronda on the island of Cebu, Philippines. Early in 2002, the Company addressed the uncertainty of oversees market fluctuations with a new focus on domestic business. During the fourth quarter of 2002, we completed installation of our first system powering a 50 horsepower irrigation pump at a ranch located in California. Also in California, the Company began implementation of a 300 horsepower solar powered system for a food processing refrigeration unit and instituted engineering and planning for four pumping systems of 300 and 500 horsepower for a water utility district in California. In New Jersey, we signed our first contract with an organic farm where work is underway with anticipated completion in January 2003. With the current backlog of orders which total approximately $5 million the Company anticipates being able to cover its fixed and variable marketing and general and administrative expenses by the third quarter of 2003. Until that time, the Company will continue to source private funding of equity and debt.

Cost  of  Sales  and  Gross  Profit

Cost of sales for the years ended 2001 and 2000 were $181,526 and $247,710, respectively. Cost of sales for the nine month period was $239,654 as compared to $116,455 from the previous period and for the three month period was $112,778 in 2002 as compared to $40,074 in 2001. Gross profit for the years ended 2001 and 2000 was $59,519 and $31,821, respectively. Gross loss for the nine months ended September 30, 2002 was $15,258 as compared to a gross profit of $37,237 for the same period in 2001. The gross loss is mainly attributable to direct labor incurred for project revenues realized in the fourth quarter of 2002.

Marketing,  General  and  Administrative

Marketing, general and administrative expenses were $1,220,305 for the year ended December 31, 2001 as compared to $1,578,582 in 2000, a decrease of 23%. This decrease was attributed to lower management salaries, travel and telephone expenses as our employees who traveled overseas extended their time in the particular country decreasing the number of trips while in pursuit of financing and negotiating contracts. During 2001 and 2000, our focus was placed on particular international markets that were considered to be the most imminent. Marketing, general and administrative expenses increased slightly by $95,200 in the nine month period ending September 30, 2002 to $1,151,707, up from $1,056,507 in the same period of 2001 and increased $56,993 during the three month period to $382,120 as compared to $325,127 in 2001. A portion of the overall slight increase can be attributed to increased consulting expense. We are gradually increasing our current staffing levels but have found it necessary to hire consultants from time to time therefore increasing this expense as compared to the same period in 2001. Assuming that the domestic business continues to grow steadily, it will be necessary to recruit additional staff to implement the contracts.

Research  and  Development

Research and development expenses were $302,332 for the year ended December 31, 2001 compared to $390,357 in 2000. Research and development expenses decreased by $134,869 for the nine month period to $125,058, down from $259,927 in the same period of 2001. Research and development expenses decreased for the three month period by $34,087 to $43,694 as compared to $77,781 in 2001. The company introduced its new solar energy pumping technology capable of generating high power in February of 2002 at the Agricultural Expo in Tulare, California. Research and development expenses have since been lower as the company focuses its efforts on introducing this technology to the marketplace, focusing primarily in the Philippines, California and New Jersey.

Loss  from  Operations

Operating loss for the year ended December 31, 2001 was $1,463,148 as compared to $1,937,118 from the previous year. The operating loss was $1,292,023 for the nine months in 2002 compared to an operating loss of $1,279,197 for the same period in 2001. For the three months ended September 30, 2002 the operating loss was $519,483 as compared to $434,855 for the same period in 2001.

Income  Taxes

The  Company  recognized  no  income  tax  expense  for 2001, and 2002 to  date.
During 2001 the Company's first application to the New Jersey Division of Taxation and the New Jersey Economic Development Authority to sell its State of New Jersey Corporate Operating Losses was approved. The new law was enacted January 1, 1999 and allows emerging technology companies involved in research and development the opportunity to sell their state loss carry-forwards and research and development credits to profitable companies in the state for not less than 75% of their net tax value. The Company was able to sell its Net Operating Losses for $143,062 in 2002, $145,148 in 2001 and $163,887 in 2000.

Liquidity  and  Capital  Resources

Net cash used by all activities in 2001 was $49,114 as compared to $128,071 in 2000. The cash used in operating activities was $998,368 compared to $1,897,729 in 2000. The decrease in Marketing, General and Administrative expenses and the accrual of accounts payable and salaries were the primary reasons for the decreased consumption of cash in 2001. Accounts payable increased $164,437 as compared to a decrease of $248,622 in 2000. Accrued salaries increased $24,443 as compared to a decrease of $72,550.

The Company's cash and cash equivalents increased by $49,633 to $67,748 from December 31, 2001 to September 30, 2002. The net cash used in operating activities during this nine month period in 2002 was $1,061,454 compared to $815,592 in 2001. The comparative increase in operating cash consumption was primarily used to pay accrued taxes.

At September 30, 2002, we had a working capital deficiency of $1,071,635 and a stockholders' deficiency of $1,029,873. We have experienced continuing negative cash flows from operations, which have resulted in our inability to pay certain existing liabilities in a timely manner. We have financed our operations, which historically have mainly focused on research and development, through private funding of equity and debt.

We expect to continue to incur losses until such time as we gain greater market acceptance of our new technology at selling prices and volumes which provide adequate gross profit to cover operating costs and generate positive cash flow. Our working capital requirements will depend upon numerous factors, including the level of resources devoted to the scale-up of our installation activities, and increased sales and marketing.

Our management has developed a financial plan to address our working capital deficiency and to increase the cash provided by financing activities. Since early 2000, this has included the issuance of restricted stock and convertible debentures. While we believe this financial plan has sufficiently funded operations to date, that is, to fund the development and introduction of our solar technology, and will continue to do so if executed successfully, our cash balance as of September 30, 2002, and the cash received subsequently, is insufficient to fund operations for the first quarter of 2003. While we are currently pursuing additional project and purchase order financing from banks and other parties, and believe, based upon past experience, sufficient funding may be available, it should be noted that no firm commitment for such funding currently exists.

On January 2002, we consummated an agreement with two related investment companies for the sale of 1,667,000 shares of our common stock for a purchase price of $250,000. Warrants to purchase 1,667,000 shares of our common stock also were issued in this transaction. A total of 1,168,000 warrants have been exercised, generating an additional $175,200 of proceeds.

Under the terms of a Securities Purchase Agreement executed on November 8, 2002, we received $400,940 in net proceeds from a private placement offering of 10% convertible notes along with warrants to purchase 1,190,500 shares of common stock. The investor was entitled through December 31, 2002 to purchase up to an additional $2,000,000 of the 10% convertible notes, but did not exercise such right. The warrants are exercisable as follows: 595,250 are exercisable at a cashless exercise price of $0.20 per share and 595,250 are exercisable at $0.50 per share. The warrants expire in November 2007.

Seasonality

We  believe  our  business  is  not  seasonal.

Critical  Accounting  Policies

Management's Discussion and Analysis and Plan of Operations discuss our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When we prepare these financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to investments, long-lived assets, deferred tax assets, other liabilities and revenue recognition. We base our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

Revenue  Recognition

The Company derives revenues primarily from the sale and installation of its solar pumping systems and solar energy products. Revenues are also derived to a lesser extent from government consulting projects and from grant revenue received. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed or determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured in the following manner:

Revenues from time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known.

Revenues from contracts containing acceptance provisions are recognized upon customer acceptance.

Revenues  from  consulting  projects  are  recognized  as services are rendered.

Grant revenues on the basis of entitlement periods are recorded as revenue when entitlement occurs.


                                    BUSINESS

We are a solar engineering/water management company providing solar technology solutions to water supply problems. We have developed patented solar water pumping systems capable of operating up to 600 horsepower pumps for irrigation, refrigeration and water utility pumping systems. Our proprietary AquaMax System is controlled by our patented AquaDrive , an electronic board that reads and translates the output of solar electric DC current from solar panels, converting the flow into AC current for delivery to water pumps in deep wells or rivers. Our AquaMax hybrid solar irrigation pumps, are able to operate on solar alone or in combination with the electric grid or diesel generators. Among the advantages of our proprietary solar technology is that during non-irrigation or compressor usage, the customer is able to transfer the unused self-generated electric solar power back to the utility company for net-metering credit and later free use as required.

Our proprietary technology permits the use of Alternate Current ("AC") pumps, an option previously unavailable for solar power. AC pumps are widely available in countries throughout the world, allowing replacement pumps and parts to be supplied on a local basis. Other forms of solar powered photovoltaic (PV) pumping currently available use less reliable and less durable Direct Current ("DC") pumps or custom AC pumps which are more costly and not readily available in most developing countries.

     Until the Spring of 2002, our business was focused exclusively on helping developing countries with water and power problems, but our increased power capability coupled with growing energy shortages in the U.S. has opened domestic market opportunities.

     Our ability to operate large scale pumps is especially important in areas where electricity is expensive and diesel considered too pollutive. California, for example, a major target market for us, is striving to increase renewable energy usage to reduce demand on state electric utility grids and to improve the state's air quality by granting rebates to buyers and giving tax credits and other incentives for purchases of renewable energy. In New Jersey, rebates from the electric utilities plus federal tax incentives for the purchase of renewable power can reduce the price of our systems, including the high-powered hybrid AquaMax irrigation pump, by up to 60 percent. This enables renewable energy sources in general to better compete against traditional energy sources in the agriculture industries in New Jersey and California.

     By employing the hybrid AquaMax irrigation system which can operate motors up to 600 horsepower by sunshine alone or in combination with existing electric grid or diesel, a farmer can irrigate his land at little or no additional costs over what is paid currently for irrigation powered by grid electricity. Current costs are fixed for a period of time after which the farmer owns the equipment and obtains most or all of his irrigation electrical power free. This occurs because when the farmer is not irrigating, the sun is still developing electricity through our system and the power is returned to the electrical utility for storage for credit and later use. This process is called net metering and is already in operation in both New Jersey and California as well as certain other states. By automatically switching between solar and the other power sources, the AquaMax enables the farmer to protect against a loss of irrigation water (even during daylight power shortages or blackouts) and to operate during day or night hours.


Major  Customers  and  Export  Sales

We offer a wide range of water resource services driven by our solar-powered pumping systems for worldwide application for irrigation and refrigeration and water utility pumping systems. Our initial focus in the United States has been California and New Jersey because of energy shortages, high energy costs and rebates available to customers from the local utilities, along with tax credits from federal and state governments. We are looking to broaden our focus to other states to increase revenues as well as continue to submit proposals to various foreign governments (particularly, the Philippines) in need of solving critical water supply problems using our high-powered solar technology.

In addition to our more recent domestic business, we have operated in the Philippines since 1997 when we delivered 25 solar pumps for installation by the National Irrigation Authority (NIA) under a directive from former President Fidel V. Ramos. We have formed a Philippine subsidiary, WorldWater (Phils) Inc., and have established a local management team to develop and implement business.

We are working the first phase of a project to bring safe drinking water to municipalities in the Philippine island province of Cebu. This project was launched in November 1999 with a United States Trade and Development Authority ("USTDA")-supported feasibility study that has led to implementation of the initial system in two communities in 2002 funded by the Philippines National Bank. A resolution has been passed by the Cebu Provincial Board authorizing the governor of that province to negotiate and enter into a contract with us on behalf of all other communities under its political jurisdiction. We are working with Cebu officials to identify additional communities for implementation of our systems. In addition, the Company is currently working on a project with the Cebu Electric Corporation to supply rural electrification to the island of Cebu.

The Company has signed a Memorandum of Agreement with the Philippine Department of Agriculture National Irrigation Administration for a solar power project to bring potable water, irrigation, and power to rural Mindanao, Visayas and Luzon. The USTDA initiated the program by again funding a feasibility study by hydrogeologists and engineers engaged by us in 2002 to create groundwater maps for later equipment installations. Preparation of the groundwater maps has commenced.


Solar  Water  Systems

AquaMax high-yield hybrid irrigation pumps take our water pumping capabilities to levels previously unavailable to solar powered products. For the first time, more than 5,000 gallons per minute of water for irrigation can be powered by up to 600 horsepower pumps driven by solar energy alone or in automatic combination with diesel generators or the electric grid. Irrigating fields in remote areas with solar requires no fuel costs, no need for regular maintenance, generates no noise and no pollution. With our proprietary hybrid systems, if sun is not available, the patented AquaMax automatically switches to diesel or another electrical power source.

AquaSafe photovoltaic (PV) pumping systems use a proprietary method of control to drive off-the-shelf AC motors from PV power. The systems are low-cost, require minimal maintenance and have a long track record of reliable service. AquaSafe systems for drinking water and livestock watering are engineered to deliver water from shallow or deep wells. Multi-stage stacked impeller submersible pumps give the flexibility of flow from 5 gallons/min (20 lpm) to 260 gallons/min (1,000 lpm). The pumps are sized to power 1 to 5 HP motors.

The patented AquaDrive controller converts solar DC current to AC, then supplies the AC power to a pump from either the solar array or the grid or diesel generator or simultaneously from both sources. The hybrid operation is programmed to be completely automatic so manual intervention is not required to switch from one power source to the other.

The AquaCard /SmartCard water meter was designed for our overseas programs and allows consumers to buy water with a pre-paid electronic card. During each sale, the meter deducts the charge and indicates the balance remaining on the card, which can be recharged at a designated vendor site with additional cash payment. Designed to be tamper-proof, the meter discourages wasteful spillage. Revenue collected from the AquaCard /SmartCard is used to pay for the solar water system. Generally, after five years the community owns the system and has a source of income for the duration of the system's life, expected to exceed 20 years.

Solar  Power  Systems

SolPower PV power systems are designed for off-grid homes, schools, health clinics, and village community centers. The systems produce electricity for lighting, TV, radio, computers and a host of other uses. The key market for this power system is in developing countries where those living outside major cities are not connected to the electrical grid system.

SolBrite , our solar charged portable lantern, can be used virtually anywhere. A PV module charges a high-quality, maintenance-free battery, located in the base of the unit, to illuminate a bright fluorescent light.

SolLite our solar light fixture, was developed by WorldWater engineers to meet the demands of the marketplace for an affordable light at half the price of the competition. SolLite also conserves energy, using less power while still achieving similar output to its competition.

Marketing

     We are marketing the AquaMax and AquaSafe pumping systems and our other solar products worldwide to both institutional public and private commercial markets. Until 2002, our products were primarily marketed in developing nations where there is a great need for electrical power and clean water. In 2002, we began marketing domestically in California and New Jersey. Until our products were introduced, U.S. farms and water utilities had not been able to take advantage of the substantial statewide financial incentives for solar powered systems. Our high-powered solar pumps qualify to supply these markets and enable the buyer to benefit from the rebates and credits. Potential markets include agriculture, dairies, livestock farms, water utility districts, wineries and food processing (refrigeration pumps and compressors). Currently, in California, we have completed one installation driving a 50 HP irrigation pump, have commenced construction of a 300 HP refrigeration compressor pump system, are engaged in the early stages of engineering and implementation of two 500 HP and two 300HP well pumps, and are conducting a field study for installation of solar irrigation pumping systems. In New Jersey, we have started construction of a 22 kilowatt system for electricity for an organic farm. The price of the pumping systems we are marketing in California and New Jersey is in the $150,000 - $1,000,000 range. We have opened a sales and technical office in San Diego, California to service that market.

     Our international marketing efforts are largely concentrated in identifying specific project opportunities that have the potential for long-term growth, and identifying institutional sources that are capable and willing to finance these projects. In general, the long-term market potential in any emerging country is less predictable compared with that of a developed industrial country because emerging nations present higher degrees of political and currency risks.

     The need and price for water worldwide is growing annually. The United Nations estimates that $8 billion annually is currently spent in providing safe drinking water in developing countries, and that $100 billion will be required over the next five years. The problem of how to bring safe drinking water and electricity to the rural households in need is the focus of our proprietary solar technology. Solar energy is a plentiful resource that is well suited to the dispersed communities off the electrical grid.

Over the last 15 years, the photovoltaic (PV) industry has grown in revenues from $2 million to over $1.5 billion. By 2020, worldwide annual PV direct sales are estimated at $27 billion and related sales are estimated at more than $50 billion per year as stated by the U.S. National Renewable Energy Laboratory Report, "Photovoltaics: Energy for the New \Millennium," January 1, 2000. Advances in PV technology and corresponding reduction in costs continue to fuel the increasing demand for PV power. Great potential for PV technology also lies in developing countries where roughly 2 billion people lack electricity and water. Applications range from remote pumping, irrigation, telecommunications and lighting, to village size power production.

Based on estimates by the United Nations Development Programme and the World Bank, the cost of bringing clean water to the 2 billion people who are without access to safe drinking water will be approximately $50 per person, or $100 billion total. Governments may be forced to reallocate their funding resources to address what the World Bank says will be a major problem of the 21st century
-  water  shortages.

A similar size investment is needed to supply electricity to underdeveloped nations. For example, our analysis of the remote power markets in the Philippines, where only 28 of the 2,800 inhabited islands have access to electricity, shows that a modest 10% penetration by solar power represents an outstanding market opportunity.

     We  provide  solar  solutions  for  water  and  electricity  needs  by:

     combining the two technological requirements of solar engineering and water engineering, thus enabling us to more effectively implement turnkey programs;

     utilizing  our  specialists  to  find  water  sources;

     conducting site assessments for appropriately-sized solar water pumping and electrical systems;

     installing  our  proprietary  solar  products;

     focusing on community preparation and capacity-building for the technology; and

     providing  assistance  in  arranging  project  financing.

Research  and  Development

     Research and development expenditures were $302,332 and $390,357 in 2001 and 2000, respectively. A key strategy of WorldWater is to continue developing innovative, cutting edge products to meet water and electricity needs with proprietary solar technology. We hold a patent on the electronic board controller (AquaDrive ) of the AquaSafe and AquaMax systems, and have a patent pending on the electronics which match pump performances with available solar power input.

Other new products under development include solar drip irrigation systems, and solar brackish water irrigation systems. We work with Rutgers University agro-engineers and Cumberland County College in developing solar drip irrigation systems for use in fresh and brackish water. Brackish water, a mixture of fresh water and salt, and useless for drinking or irrigation, is prevalent throughout most of the world. If our research and development in this area is successful, our systems could turn brackish water into a new usable water source.

     We have a long-standing relationship with the U.S. based Vincent Uhl Associates for hydrogeological studies. The two companies have worked together in a number of markets. Vincent Uhl Associates has located, drilled and tested new groundwater sources in Asia, Africa, and the Americas.

          Sub-contractors currently manufacture components of the AquaSafe and AquaMax2200 systems in the United States. We will continue to out-source materials worldwide, based on quality and cost considerations.

Patents

     We have filed and have obtained patents and continuations-in-part for our newly developed electronics systems and have filed for protections of our patents in certain key countries including the Philippines. Thomas McNulty, Sr. and Douglas Williams of our staff and Quentin T. Kelly, Chairman and CEO, together with Princeton University engineers have been issued patents, all of which are assigned to WorldWater. We hold a patent on the electronic board controller (AquaDrive ) of the AquaSafe and AquaMax2200 systems. The Company also holds a patent for the Solar Thermal Powered Water Pump. In addition the company has another patent pending on an electronic board which matches pump performances with available solar power input.

Source  and  Availability  of  Raw  Materials

     The solar modules used in our systems are composed of silicon and other photovoltaic materials. Suppliers of solar modules include Shell Solar, BP Solar, Kyocera, Sharp and Matrix Technologies. Solar modules and all other materials used in the production of our systems are readily available. We have ordered solar modules and related articles from several suppliers and have not entered into any supply contracts.

Competition

     Our products compete with both conventional and solar technologies that bring power to off-grid areas. The main competitive technologies are diesel and gasoline generators, and electrical grid extension. The cost of installing a solar pump may be more or less than the cost of an electrical grid extension, depending on the particular installation. The benefit of the solar pump is the reduction in on-going electric costs. The initial cost of acquiring a diesel pump is less than the initial cost of a solar pump. However, the operations and maintenance costs of the diesel pump are greater and, in remote areas, fuel and spare parts are not always readily available.

Our most commonly encountered competitor is Grundfos A/S of Denmark, a manufacturer of a large range of water pumps including a solar pump line. Their pumps run off a specially wound AC motor which is significantly more expensive than the conventional AC pumps that we use. Grundfos units are also limited in capacity to about 4 kW. Our systems can operate pumps in the 300 KW range. Aero-Environment of California has somewhat similar technology using AC pumps but they currently are limited in size to about 3 horsepower. There are a number of other solar pump companies, including Solar Jack of the US, Sun Motor of Canada, Southern Cross of Australia, and Total Energie from Europe, which produce DC powered pumps.

Subsidiaries

100%  wholly  owned  by  WorldWater  -
          WorldWater,  Inc.
          WorldWater  Holdings  Inc.
          WorldWater  East  Africa  Ltd.
          WorldWater  Pakistan  (Pvt.),  Ltd.
          WorldWater  (Phils)  Inc.

Government  Regulations

     Compliance with federal, state, and local provisions regarding the production and discharge of materials into the environment is expected to have no effect on capital expenditures, earnings and competitive position. The Company has a program to comply with the U.S. Foreign Corrupt Practices Act.

Employees

     As of December 1, 2002, we employ 14 people on a full-time basis. We also hire consultants on an as-needed basis and have informal arrangements with two water consulting companies, the hydrogeological firm of Vincent Uhl Associates, and Morehouse Engineering, specialists in water pumping and distribution and waste water treatment.

Properties
     Our executive office, manufacturing facility and research and development facility are housed in a 12,000 square foot site located at 55 Route 31 South, Pennington, New Jersey 08534. This facility is leased under an operating lease expiring June 14, 2007. We also use a second facility in Hopewell, New Jersey for conferences, meetings and demonstrations of our products. This facility is leased from Quentin T. Kelly, our Chairman and Chief Executive Officer, on a month-to-month basis. See "Certain Relationships and Related Transactions."


Legal  Proceedings

Although we are involved in ordinary, routine litigation incidental to our business, we are not presently a party to any other legal proceeding, the adverse determination of which, either individually or in the aggregate, would be expected to have a material adverse affect on the Company's business or financial condition.


                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

The following sets forth information regarding the persons serving as directors and executive officers of WorldWater:

NAME                             AGE         POSITION  WITH  THE  COMPANY
----------------------------   ------  ----------------------------------------
Quentin  T.  Kelly               67      Chairman  of  the  Board  and
                                         Chief  Executive Officer
Joseph  Cygler                   66      Director
Rolf  Frauenfelder               37      Director
Dr.  Davinder  Sethi             55      Director
Lange  Schermerhorn              62      Director
Dr.  Anand  Rangarajan           52      Executive  Vice  President
Peter  I.  Ferguson              58      Vice  President
Terri  Lyn  Harris               35      Vice  President-Controller


Quentin T. Kelly founded WorldWater, Inc. in 1984 as a consulting and R&D company and has been Chairman and CEO since then. Mr. Kelly was previously Director of Information Services and Assistant to the President of Westinghouse Electric Corporation from 1965 to 1971 and subsequently became President of Kelly-Jordan Enterprises, Inc., a leisure products company from 1971 to 1975, and then President of Pressurized Products, Inc., manufacturers and international marketers of specialized water systems and products, from 1976 to 1984. Mr. Kelly is an alumnus of Kenyon College and holds three U.S. patents relating to water systems. He has many years' experience in international business relating to water and power needs in the developing world. He has worked on water supply and solar power projects with governments and several of the international assistance agencies (USAID, UNDP and UNICEF) and more than a dozen governments and private contractors throughout the world.

Joseph Cygler has served as a Director since 1997 and is a former Vice President of Marketing and Executive Vice-President. Since 1986, he has been Chief Executive Officer of the CE&O Group, an organization assisting companies in operations management. Previously he was an executive at Kepner-Tregoe, Inc., an international business consulting firm, from 1976 to 1986, an executive with Honeywell Information Systems from 1964 to 1976, and a marketing representative with International Business Machines from 1961 to 1964. Mr. Cygler has a BS in Engineering from the U.S. Military Academy at West Point.

Rolf Frauenfelder has served as a Director since 1999. Since December 1997, he has served as President of SparWohl Frauenfelder, an asset management company based in Switzerland. He is a graduate in Environmental Economics from the University of Zurich.


Lange Schermerhorn has served as a Director since 2001. She is a retired U.S. Ambassador to Djibouti and an economist who has spent 30 years in the Foreign Service. She served as a senior foreign officer in Brussels, where she was Deputy Chief of Mission, with specific emphasis on economics relating to NATO and the European Union. She has also had significant Foreign Service experience in Sri Lanka, Vietnam, Tehran, London and Washington D.C. Ms. Schermerhorn's education and related experience include Mt. Holyoke College (B.A. 1961), Harvard Business School, and National War College.

Dr. Davinder Sethi has served as a Director since 2000. Since November 1, 2001, he has served as the Chief Financial Officer of Entrada Networks, Inc., a company that develops and markets products for the storage networking and network connectivity industries. He has been a director of Entrada since September 2002, and was elected Vice Chairman on November 19, 2001. Dr. Sethi is an independent advisor in the fields of information technologies and finance. He is the former Chairman and Chief Executive Officer of iPing, Inc., and a former Director and Senior Advisor to Barclays de Zoete Wedd. In addition, Dr. Sethi spent seven years at Bell Laboratories in operation research and communications network planning and seven years in corporate finance at AT&T. He holds a Ph.D. and M.S. in Operations Research, Economics and Statistics from the University of California, Berkeley, and is a graduate of the Executive Management Program from Penn State University.


Dr. Anand Rangarajan, has served as Executive Vice President since January of 2000; and served as a consultant to WorldWater from 1997 through 2001. He is a solar and water pump specialist. He has 20 years experience in all aspects of the solar electric business and has pioneered the development of several proprietary solar water pumping systems, products and markets. His systems have been installed in over 20 countries. He holds his Ph.D. in Engineering from the University of Wisconsin.


Peter I. Ferguson, Vice President of Administration, joined WorldWater in 1989. He previously served as a Vice President and general management executive and accountant for companies in New York and New Jersey. He graduated from Rutgers University in Accounting and Management.

Terri Lyn Harris, Vice President-Controller and Secretary, joined WorldWater in 1999 after 3 years of consulting to the Company. She spent 10 years as the Controller for a publicly traded international manufacturing company. Ms. Harris graduated from Ursinus College with a degree in Economics and holds an MBA from Rider University.

The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee met twice times and the Compensation Committee met three times during the fiscal year ended December 31, 2002.

Messrs. Cygler and Sethi comprise the Audit Committee. The Audit Committee operates under a formal written charter.

Messrs. Cygler and Sethi comprise the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of our company.


We have a staggered Board of Directors and each of the Directors serves a two year term or until their successors are elected or appointed. All officers are appointed by and serve at the discretion of the Board of Directors, although, Mr. Kelly has entered into an employment agreement with us. See "Management - Employment Agreements." There are no family relationships between any of our directors or officers.


EXECUTIVE  COMPENSATION

Prior to 2002, Quentin T. Kelly, President and Chief Executive Officer, had a contract for an annual salary of $42,000. However Mr. Kelly did not receive his full salary during the years 1994-1999, 2001and 2002, and is entitled to accrued salary payments of which $102,150 remains outstanding at December 31, 2002.


                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation (1)
                                      -------------------------
                                                                    Other
     Name and Principal Position        Year    Salary   Bonus   Compensation
-------------------------------------------------------------------------------

Quentin T. Kelly                        2002   $32,000     $0      $0
  Chairman and                          2001   $33,600     $0      $0
  Chief Executive Officer               2000   $42,000     $0      $35,250(2)


(1) The compensation described in this table does not include medical insurance and other benefits which are available generally to all employees of WorldWater and certain perquisites and other personal benefits, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's compensation in the table.

(2)  Represents  $35,250  payment  of  deferred  salary  from  previous  years.



                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 2002

                                        (INDIVIDUAL GRANTS IN FISCAL YEAR)
                                NUMBER OF             PERCENT OF TOTAL
                                SECURITIES             OPTIONS GRANTED       EXERCISE PRICE
          NAME               UNDERLYING OPTIONS        TO EMPLOYEES           PER SHARE (1)       EXPIRATION DATE
          ----               ------------------       ----------------       ---------------      ---------------
Quentin T. Kelly               1,310,000                    40.6%            1,250,000@$0.15        2012
                                                                                60,000@$0.34

(1) All grants of options have been made with exercise prices equal to fair value at date of grant.



                            Aggregated Option Exercises
                      For Fiscal Year Ended December 31, 2002
                           And Year-End Option Values(1)

--------------------- -------------- ---------------------- --------------------------- ----------------------------

                                                               Number of Securities        Value of Unexercised
                                                              Underlying Unexercised             In-the-
                                                             Options at Fiscal Year-         Money Options at
                                                                    End (#)(2)            Fiscal Year-End ($)(3)
--------------------- -------------- ---------------------- --------------------------- ----------------------------
                      Shares
                      Acquired on
        Name          Exercise       Value Realized ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
        ----          -----------    ---------------------  -----------  -------------  -----------  -------------
--------------------- -------------- ---------------------- ------------ -------------- ------------ ---------------

Quentin T. Kelly                  0                      0    1,430,000             0      $37,500              0
--------------------- -------------- ---------------------- ------------ -------------- ------------ ---------------

(1)  No  stock  appreciation  rights  are  held by the named Executive Officer.

(2) The total number of unexercised options held as of December 31, 2002, separated between those options that were exercisable and those options that were not exercisable on that date.

(3) For all unexercised options held as of December 31, 2002, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. As required, the price used to calculate these figures was the closing sale price of the common stock at year's end, which was $0.18 per share on December 31, 2002.


Compensation  of  Directors

Outside directors are entitled to receive options to purchase 50,000 shares of our common stock for each year of service on the Board of Directors.

Employment  Contracts

We have entered into a five-year employment agreement with Quentin Kelly, Chairman and Chief Executive Officer, effective as of January 1, 2002. Mr. Kelly is entitled to receive an annual salary of $150,000 which increases to $170,000 upon our achievement of gross revenues of at least $5,000,000. Mr. Kelly also is entitled to receive a monthly car allowance of $1,200 and a monthly rental fee of $1,500 for real property owned by Mr. Kelly. We use the real property owned by Mr. Kelly for meetings and product demonstrations. Mr. Kelly's employment agreement was amended on July 1, 2002 to provide that, of the $150,000 annual salary described in his employment agreement, $25,200 will be paid on a current basis and the balance will be deferred until we generate cash flow sufficient to pay the accrued amounts. The July 1, 2002 amendment also provides for the grant to Mr. Kelly of options to purchase 1,190,000 shares of our Common Stock at an exercise price of $0.15 per share. Under the terms of a Restricted Stock Agreement dated July 1, 2002, Mr. Kelly is entitled to receive 1,000,000 shares of our Common Stock, 20% of which will vest annually commencing on July 1, 2003. Mr. Kelly will forfeit any unvested shares in the event his employment or his position as a Director is terminated.


SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT.

The following table sets forth the number and percentage of the shares of the registrant's Common stock owned as of December 31, 2002 by all persons known to the registrant who own more than 5% of the outstanding number of such shares, by all directors of the registrant, and by all officers and directors of the registrant as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.


Common Stock

                                        Number of Shares            Percent
Name and Address of Beneficial Owner(1) Beneficially Owned (1)      of Class
------------------------------------    ----------------------      --------

Millennium 3 Opportunity Fund, LLC          5,952,430(2)             10.8%
Becker Farm Road, Roseland
New Jersey 07068

David K. Lifschultz                         4,141,668(3)              8.2%
641 West 59th Street
New York, New York 10019

Quentin T. Kelly                            3,910,000(4)              7.7%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Kuekenhof Partners L.P. and
Kuekenhof Equity Fund L.P.                  3,334,000(5)              6.7%
22 Church Street, Suite 5,
Ramsey, New Jersey 07446

Joseph Cygler                                 734,300(6)              1.5%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Rolf Frauenfelder                             587,713(7)                *%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Dr. Davinder Sethi                            250,000(8)                *%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Lange Schermerhorn                            150,000(9)                *%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

All Directors and Officers
as a group (8 persons)                       6,756,763               12.9%

*Less  than  1%

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person has the right to acquire within 60 days of December 31, 2002. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such a date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) This amount includes 3,571,430 shares issuable upon the conversion of $500,000 of convertible note and 2,381,000shares of common stock issuable upon the conversion of warrants outstanding as of December 31, 2002. Udi Toledano and Fred S. Fraenkel share voting and investment control over all securities owned by Millennium. The interest of each of Toledano and Fraenkel in the securities beneficially owned by Millennium is limited to the extent of his pecuniary interest in Millenium.


(3) This amount includes 1,075,000 shares issuable upon the conversion of warrants outstanding as of December 31, 2002.

(4) This amount includes 866,060 shares owned by his wife, CFK Limited Partnership and QTK Limited Partnership which were formed for the benefit of Mr. Kelly's children, and options to purchase 1,430,000 shares outstanding as of December 31, 2002.

(5) This amount includes 499,000 shares issuable upon the conversion of warrants outstanding as of December 31, 2002.

(6) This amount includes options to purchase 134,300 shares outstanding as of December 31, 2002.

(7) This amount includes options to purchase 100,000 shares outstanding as of December 31, 2002.

(8) This amount represents options to purchase 250,000 shares outstanding as of December 31, 2002.

(9) This amount represents options to purchase 150,000 shares outstanding as of December 31, 2002.


                CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Included in notes payable and long-term debt at December 31, 2001 and 2000, are amounts payable to employees and directors as follows:

                                                   2001              2000
                                                   ----              ----
Director                                       $   3,000(*)      $   3,000(*)
Employee                                          78,500(**)        38,000(**)
                                               ---------         ---------
    Total                                      $  81,500         $  41,000
                                               =========         =========

* Payable to Joseph Cygler, a Director of the Company. The notes payable accrue interest at 10% per annum and have no maturity date.

** Payable to Peter Ferguson, a Vice President of the Company. The notes payable accrue interest at 10% per annum and have no maturity date.

The Company occupied space in 2002, 2001 and 2000 at a property in Hopewell, New Jersey that is owned by Quentin T. Kelly, Chairman and Chief Executive Officer. This space was leased by the Company on a month to month basis. The amount paid to Mr. Kelly was $32,400 in 2002 for monthly car allowance and property rental fee as described in his employment agreement, and $30,000 in 2001 and 2000 for property rental fee.



                          DESCRIPTION OF OUR SECURITIES

The following description of our capital stock and certain provisions of our Certificate of Incorporation and Bylaws is a summary and is qualified by the provisions of the Certificate of Incorporation and Bylaws, which have been filed as exhibits to our registration statement of which this prospectus is a part.


Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock. As of December 31, 2002, there were 49,365,052 shares of common stock outstanding and 677,778 shares of preferred stock outstanding.


Common  Stock

          Our common stockholders receive one vote per share on all matters voted by the stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable.

          The Transfer Agent for the common stock is Computershare Trust Company, Inc. The common stock is traded on the OTC Bulletin Board under the symbol "WWAT."

Preferred  Stock

Of our authorized preferred stock, we have designated and issued 66,667 shares of 7% convertible preferred stock, Series A, and 611,111 shares of 7% convertible preferred stock, Series B. The Series A convertible preferred stock was issued in September 2001 and has a term of three years. The Series B convertible preferred stock was issued in September 2000 and also has a term of three years. The Series A convertible preferred stock are callable at $1.80 if the market bid price remains over the call level for 20 days. The proceeds of the Series B convertible preferred stock were used for the initial operating requirements of WorldWater (Phils) Inc., our Philippine subsidiary, and the conversion privilege is either into 10% of WorldWater (Phils) Inc. or into 611,111 shares of our common stock.

The preferred stock may be issued in series, and shares of each series will have such rights, preferences, and privileges as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of preferred stock, the Board of Directors may, without further action by the holders of common stock, fix the number of shares constituting the series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the common stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of preferred stock. The holders of any series of preferred stock, when and if issued, are expected to have priority claims to dividends and to any distributions upon liquidation of our Company, and they may have other preferences over the holders of the common stock.

The Board of Directors may issue series of preferred stock without action by the holders of the common stock. Accordingly, the issuance of preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the holders of the common stock. The issuance of preferred stock may also dilute the voting power of the holders of common stock, in that a series of preferred stock may be granted enhanced per share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interest. We have no current plans to issue any additional preferred stock.

Convertible  Notes

An aggregate of $500,000 principal amount of our 10% convertible notes due 2005 are currently outstanding. The convertible notes are currently convertible into an aggregate of 3,571,430 shares of our common stock. The convertible notes bear interest at a rate of 10% per annum payable semi-annually commencing May 2003. Interest is payable in cash or our common stock at the election of the holder of the convertible notes.

Certain Statutory and Charter Provisions under the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a publicly-held Delaware corporation subject to the statute (an "Interested
Stockholder") may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) upon consummation of the Business Combination, the Interested Stockholder owns 85% or more of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock option plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) the Business Combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

These provisions could have the effect of delaying, deferring or preventing a change of control of WorldWater. Our stockholders, by adopting an amendment to our Certificate of Incorporation or Bylaws, may elect not to be governed by
Section 203, effective twelve months after adoption. Neither our Certificate of Incorporation nor our Bylaws currently excludes us from the restrictions imposed by Section 203.

The Delaware General Corporation Law permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, and improper personal benefit. Our Certificate of Incorporation exonerates our directors from monetary liability to the fullest extent permitted by this statutory provision.

                         SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the issued shares of common stock described in this prospectus, or the shares of common stock to be issued upon the conversion of the outstanding notes and upon exercise of warrants which have been issued under the various agreements, as described in this prospectus, may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

Outstanding  Restricted  Stock

As of December 31, 2002, 19,162,852 outstanding shares of common stock are restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

Preferred  Stock

As of December 31, 2002, there were 677,778 shares of Preferred Stock currently outstanding

Convertible  Notes

As of December 31, 2002, $500,000 of convertible notes with one holder were outstanding; the notes are currently convertible into an aggregate of 3,571,430 shares of our common stock. The shares of common stock to be issued upon the conversion of the notes may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. The shares issuable upon the conversion of the notes are being registered for resale under this prospectus.

Warrants

The 3,380,000 shares of common stock to be issued upon the exercise of warrants which have been issued under the various agreements described in this prospectus are being registered for resale under this prospectus.


                              SELLING STOCKHOLDERS

The table below sets forth information concerning the shares of common stock beneficially owned by the selling stockholders.

The following table sets forth the name of each person who is offering the resale of shares of common stock under this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares and percentage ownership of common stock owned by each person after the offering. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock following this offering.


                                                          Total Number of    Beneficial
                                                             Shares of       Ownership        % of
                                                            Common Stock     of shares of     Beneficial                 % of
                                                           Underlying all    Common Stock     Ownership of   Beneficial  Beneficial
                                              Number of     Exercisable      Assuming         Common Stock   Ownership   Ownership
                                              Shares of     Convertible      Full Conversion* Assuming Full  After the   After the
                                             Common Stock   Securities*      (Columns A+B)    Conversion     Offering    Offering
                                             ------------   ----------       ----------       --------       ---------   ----------
                                                  A               B               C               D
Millennium 3 Opportunity Fund, LLC (1)            0          5,952,430         5,952,430         10.8%          0          0.0%
Kuekenhof Partners L.P. (2)                   1,417,500        249,500         1,667,000          3.3%          0          0.0%
Kuekenhof Equity Fund L.P.(3)                 1,417,500        249,500         1,667,000          3.3%          0          0.0%
Joan Jordan (4)                                 100,000         20,000           120,000          *             0          0.0%
David D. Jordan (5)                             100,000         20,000           120,000          *             0          0.0%
Lavorsia D. Jordan Custodian for
       Cayla Rae Jordan (6)                     50,000          10,000            60,000          *             0          0.0%
Peter Teevan (7)                                250,000         50,000           300,000          *             0          0.0%
Perrin, Holden & Davenport Capital Corp.(8)       0            400,000           400,000          *             0          0.0%

*Less than 1%



The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.

Using Millennium 3 Opportunity Fund, LLC as an example, column A shows that Millennium does not hold common shares as of 12/31/02. Column B shows Millennium's beneficial ownership of common shares assuming the conversion of all convertible securities exercisable by Millennium at 12/31/02, including the common shares being registered in this prospectus. Column C reflects the number of shares in Column B shown as a percentage of the total number of common shares actually outstanding on 12/31/02 plus the number of common shares into which Millennium's convertible securities may be converted.

(1) The table reflects 3,571,430 shares issuable to Millennium upon the conversion of convertible notes and 2,381,000 shares issuable upon the exercise of warrants, half of which are exercisable at $0.20 per share and the other half of which are exercisable at $0.50 per share. Udi Toledano and Fred S. Fraenkel share voting and investment control over all securities owned by Millennium. The interest of each of Toledano and Fraenkel in the securities beneficially owned by Millennium is limited to the extent of his pecuniary interest in Millennium. The address for Millennium is 4 Becker Farm Road, Roseland, New Jersey 07068.

(2) The table reflects 1,417,500 shares issued to Kuekenhof Partners L.P. and 249,500 shares issuable upon the exercise of warrants exercisable at $0.15 per share pursuant to a Stock Purchase Agreement dated December 31, 2001. The address for Kuekenhof Partners L.P. is 22 Church Street, Suite 5, Ramsey, New Jersey 07446. The control person is Michael James.

(3) The table reflects 1,417,500 shares issued to Kuekenhof Equity Fund L.P. and 249,500 shares issuable upon the exercise of warrants exercisable at $0.15 per share pursuant to a Stock Purchase Agreement dated December 31, 2001. The address for Kuekenhof Equity Fund L.P. is 22 Church Street, Suite 5, Ramsey, New Jersey 07446. The control person is Michael James.

(4) The table reflects 100,000 shares issued to Joan Jordan and 20,000 shares issuable upon the exercise of warrants exercisable at $0.25 per share pursuant to a Stock Purchase Agreement dated January 15, 2002. The address for Joan Jordan is 6 Beaver Dam Road, Colts Neck, New Jersey 07222.

(5) The table reflects 100,000 shares issued to David D. Jordan and 20,000 shares issuable upon the exercise of warrants exercisable at $0.25 per share pursuant to a Stock Purchase Agreement dated January 15, 2002. The address for David D. Jordan is 6 Beaver Dam Road, Colts Neck, New Jersey 07222.

(6) The table reflects 50,000 shares issued to Lavorsia D. Jordan Custodian for Cayla Rae Jordan and 10,000 shares issuable upon the exercise of warrants exercisable at $0.25 per share, pursuant to a Stock Purchase Agreement dated January 15, 2002. The address for Lavorsia D. Jordan is 6 Beaver Dam Road, Colts Neck, New Jersey 07222.

(7) The table reflects 250,000 shares issued to Peter Teevan and 50,000 shares issuable upon the exercise of warrants exercisable at $0.25 per share pursuant to a Stock Purchase Agreement dated January 15, 2002. The address for Peter Teevan is c/o ROC Capital, 128 Broad Street, Red Bank, New Jersey 07701.

(8) The table reflects Warrants to purchase 400,000 shares to Perrin, Holden & Davenport Capital Corp. pursuant to a Private Placement Agreement dated September 23, 2003. The address for Perrin, Holden & Davenport Capital Corp. is 5 Hanover Square, New York, New York 10004. The control person is Jody Eisenman.

Millennium  Security  Purchase  Agreement

     On November 8, 2002, we entered into a Securities Purchase Agreement with Millennium. Under the terms of the purchase agreement, Millennium acquired:

- an aggregate of $500,000 principal amount of our 10% Convertible Notes Due 2005, which are currently convertible into an aggregate of 3,571,430 shares of our common stock;

- warrants to purchase an aggregate of 1,190,500 shares of our common stock at an exercise price of $.20 per share; and

- warrants to purchase an aggregate of 1,190,500 shares of our common stock at an exercise price of $.50 per share.


The notes bear interest at a rate of 10% per annum payable semi-annually commencing May 2003. Interest is payable in cash or shares of our common stock at the election of Millennium. The $.20 warrants contain a cashless exercise provision, but otherwise have the same rights as the $.50 warrants, which do not contain a cashless exercise provision. Millennium also had the right to acquire up to an additional $2,000,000 in principal amount of our 10% Convertible Notes due 2005, prior to December 31, 2002. Millennium did not exercise its right to acquire the additional securities.

We also entered into an Investor Rights Agreement with Millennium under which Millennium has certain rights, including the right but not the obligation, to designate one member of our board of directors, who shall also serve on our compensation committee and executive committee. As of this date, Millennium has not designated a board member.


     We are registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants beneficially owned by Millennium under the terms of a Registration Rights Agreement between us and Millennium. In the event we fail to register the shares of common stock underlying the notes and warrants beneficially owned by Millennium pursuant to the terms of the Registration Rights Agreement, the conversion price under the notes will be lowered as set forth in the Registration Rights Agreement.

Kuekenhof  Stock  Purchase  Agreement

     We entered into a Stock Purchase Agreement with Kuekenhof Partners L.P. and Kuekenhof Equity Fund L.P. (collectively, "Kuekenhof") dated December 31, 2001, pursuant to which Kuekenhof agreed to purchase from the Company a total of 1,667,000 shares of our Common Stock for a purchase price of $0.15 per share . In addition, the Company granted to Kuekenhof a total of 1,667,000 warrants with an exercise price of $0.15 per share (the "Kuekenhof Warrants"). The Kuekenhof Warrants have a term that expires on December 26, 2006. Due to the exercise of a portion of the Warrants, as of December 31, 2002, Kuekenhof owns 2,835,000 shares of Common Stock and warrants to purchase 499,000 shares of Common Stock.

Jordan  Stock  Purchase  Agreement

     We entered into Stock Purchase Agreements with Joann Jordan, David D. Jordan and Lavorsia D. Jordan Custodian for Cayla Rae Jordan (collectively, the "Jordans") dated January 15, 2002, pursuant to which Jordans agreed to purchase from the Company a total of 250,000 shares of our Common Stock for a purchase price of $0.20 per share. In addition, the Company granted to the Jordans Warrants to purchase total of 50,000 shares of Common Stock at an exercise price of $0.25 per share. The Jordan Warrants have a term that expires on January 15, 2007.

Teevan  Stock  Purchase  Agreement

     We entered into a Stock Purchase Agreement with Peter Teevan ("Teevan") dated January 15, 2002, pursuant to which Teevan agreed to purchase from the Company a total of 250,000 shares of our Common Stock for a purchase price of $0.20 per share. In addition, the Company granted to Teevan Warrants to purchase total of 50,000 shares of Common Stock at an exercise price of $0.25 per share. Teevan's Warrants have a term that expires on January 15, 2007.

Perrin,  Holden  &  Davenport  Private  Placement  Agreement

     We entered into a private placement agreement with Perrin, Holden & Davenport Capital Corp. ("PHDC") on September 23, 2002, pursuant to which we agreed to: (i) pay PHDC a cash fee of 12% of the gross proceeds received by us in a private placement arranged by PHDC; and (ii) Warrants, with a cashless exercise price of $.15, to purchase the number of shares of our Common Stock determined by multiplying the gross proceeds received by us in a private placement arranged by PHDC by 12%. As of December 31, 2002, PHDC holds Warrants to purchase 400,000 shares of our Common Stock.


                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

--  privately-negotiated  transactions;

--  short  sales;

-- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

--  a  combination  of  any  such  methods  of  sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares by the selling stockholders may depress the market price of our common stock since the number of shares which may be sold by the selling stockholders is relatively large compared to the historical average weekly trading of our common stock. Accordingly, if the selling stockholders were to sell, or attempt to sell, all of such shares at once or during a short time period, we believe such transactions could adversely affect the market price of our common stock.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the sale. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if the broker-dealer acts as agent for the purchaser of such shares, from the purchaser in amounts to be negotiated. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may then resell those shares from time to time in transactions:

-     in  the  over-the  counter  market  or  otherwise;

-     at  prices  and  on  terms  then  prevailing  at  the  time  of  sale;

-     at  prices  then  related  to  the  then-current  market  price;  or

-     in  negotiated  transactions.

     These resales may involve block transactions or sales to and through other broker-dealers, including any of the transactions described above. In connection with these sales, these broker-dealers may pay to or receive from the purchasers of those shares commissions as described above.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders will be required to pay commissions and brokerage expenses on their sales, if any.

     At the time a particular offer of shares is made, to the extent required, a supplement to this prospectus will be distributed which will identify and set forth the following:

-     the  names  of  the  selling  stockholders;
-     the  number  of  shares  being  sold;
-     the  price;
-     commissions  being  paid;
-     that  there  has  been  no  investigation  by  broker-dealer;  and
-     any  other  facts  material  to  the  transaction.

The rules and regulations set forth in Regulation M promulgated under the Exchange Act provide that, during the period that any person is engaged in a distribution of shares within the meaning of Regulation M, that person usually may not purchase shares. The selling stockholders are subject to the rules and regulations of the Securities Act and the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares by the selling stockholders. Regulation M's prohibition on purchases may include purchases to cover short positions by the selling stockholders and a selling shareholder's failure to cover a short position at a lender's request, and subsequent purchases of shares by the lender in the open market to cover such short positions, may constitute an inducement to buy shares which is prohibited by Regulation M. Consequently, this may affect the marketability of the shares. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M may apply to them. All of the foregoing may affect the marketability of the shares offered hereby.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


                                 LEGAL OPINIONS

Salvo, Russell, Fichter & Landau, Blue Bell, Pennsylvania, has delivered to WorldWater Corp. a legal opinion as to the validity of the common stock covered by this prospectus.

                                     EXPERTS

The balance sheet of the company as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2001, included in this Prospectus and in the related Registration Statement, have been audited by Civale, Silvestri, Alfieri, Martin & Higgins, LLC, independent accountants, as stated in their report appearing herein. The auditor of WorldWater (Phils) Inc. is Alba Romeo & Co. The financial statements included in this Registration Statement are presented in reliance on the report of these firms given in their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective January 15, 2003, we dismissed our independent accountants. Since December 18, 1998, Civale, Silvestri, Alfieri, Martin & Higgins, LLC ('Civale'), or a predecessor entity, has served as the Company's independent accounts. The decision not to retain Civale as the company's independent accountants for the fiscal year 2002 is not a reflection on Civale's capabilities or quality of service. The reports of Civale on our financial statements for the past two fiscal years did not contain any adverse opinion, disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles, except that Civales' reports on our financial statements for the past two fiscal years did contain a modification as to the uncertainty of our ability to continue as a going concern. The decision to change the our independent accountant was approved by our Board of Directors.

In connection with its audits for the two most recent fiscal years and through January 15, 2003, there have been no disagreements with Civale on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Civale would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through January 15, 2003, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended).

Effective January 15, 2003, we engaged Amper, Politziner & Mattia ('Amper') as our new independent accountant to audit our financial statements for the year ended December 31, 2002. During the two most recent fiscal years and through January 15, 2003, we have not consulted with Amper regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(2) of Regulation S-K.

                   WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as a part of the registration statement. Statements in this prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of that document filed as an exhibit to the registration statement, and each of these statements are qualified in all respects by such reference. The registration statement, including the exhibits and schedule thereto, may be inspected without charge at the principal office of the public reference facilities maintained by the Securities and Exchange Commission at Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; or at its offices at Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, IL 60661; or 233 Broadway, 13th Floor, New York, NY 10279. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, including our company. The common stock of our company is quoted on the OTC Bulletin Board.

                                WORLDWATER CORP.

                          INDEX TO FINANCIAL STATEMENTS

                                Table  of  Contents

                                                                    Page
                                                                    ----

Independent  Auditors'  Report                                        30

Financial  Statements:

    Consolidated  Balance  Sheets                                     31
    Consolidated  Statements  of  Operations                          32
    Consolidated  Statements  of  Stockholders'  Deficiency          33-34
    Consolidated  Statements  of  Cash  Flows                         35
    Notes  to  Consolidated  Financial Statements                    36-46

                                WORLDWATER CORP.
                       CONSOLIDATED  FINANCIAL  STATEMENTS
                               FOR THE YEAR ENDING
                                DECEMBER 31, 2001

                          INDEPENDENT AUDITORS' REPORT

To  The  Board  of  Directors  and  Shareholders,  WorldWater  Corp:

We have audited the accompanying consolidated balance sheets of WorldWater Corp. and Subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financials statements of WorldWater (Phils.), Inc., a wholly-owned subsidiary, which statements reflect total assets of 33 and 19 percent and revenues constituting 25 and 0 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amount included for WorldWater (Phils.), Inc., is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provided a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WorldWater Corp. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters and future operations are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Civale, Silvestri, Alfieri, Martin & Higgins, LLC Mercerville, New Jersey April 13, 2002

                        WORLDWATER CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000


    Assets                                                               2001               2000
                                                                         ----               ----
Current Assets:
    Cash                                                             $  18,115          $  67,229
    Accounts receivable, net of allowance for doubtful
        accounts of $3,760 in 2001 and $10,000 in 2000                  53,634            106,313
    Inventory                                                           55,118             88,707
    Prepaid expenses                                                    15,746              6,654
                                                                     ----------         ----------
       Total Current Assets                                            142,613            268,903
    Equipment and leasehold improvements, Net                          117,698            158,123
    Deposits                                                             4,773             14,273
                                                                     ----------         ----------
       Total Assets                                                  $ 265,084          $ 441,299
                                                                     ==========         ==========

       Liabilities and Stockholders' (Deficiency)

Current Liabilities:
    Line of Credit                                                   $     --           $  50,388
    Notes payable                                                      167,000              7,000
    Notes payable, related parties                                      81,500             41,000
    Current maturities of long-term debt                               177,199            163,480
    Accounts payable                                                   325,477            161,040
    Accrued interest                                                   113,867             89,842
    Accrued salaries                                                   143,393            118,950
    Accrued payroll taxes                                              122,362             18,630
    Customer deposits                                                       --             14,446
    Other accrued expenses                                              12,968             10,089
                                                                     ----------        -----------
       Total Current Liabilities                                     1,143,766            674,865
    Long-term debt                                                      61,270             20,480
                                                                     ----------        -----------
       Total Liabilities                                             1,205,036            695,345
                                                                     ----------        -----------
Stockholders' Equity:
    Preferred Stock 7% Convertible,$.01 par value;
      authorized 10,000,000; issued
      and outstanding at December 31, 2001:

          Series A  66,667 shares, liquidation preference $60,000          667             11,111
          Series B  611,111 shares liquidation preference $550,000       6,111              6,111
    Common stock, $.001 par value; authorized 50,000,000;
       issued and outstanding 40,761,489 and 32,330,811
       shares at December 31, 2001 and 2000, respectively               40,761             32,331
    Additional paid-in capital                                      11,748,389         10,844,423
    Accumulated other comprehensive expense                            (10,641)                --
    Accumulated deficit                                            (12,725,239)       (11,148,022)
                                                                   ------------       ------------
       Total Stockholders' (Deficiency)                               (939,952)          (254,046)
                                                                   ------------       ------------
       Total Liabilities and Stockholders' (Deficiency)            $   265,084        $   441,299
                                                                   ============       ============

The Notes to Consolidated Financial Statements are an integral part of these statements.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
For  the  years  ended  December  2001  and  2000

                                                         2001            2000
                                                         ----            ----
Revenue:
    Equipment sales                               $    118,212     $    159,025
    Service                                            122,833          120,506
                                                  ------------     ------------
        Total Revenue                                  241,045          279,531
                                                  ------------     ------------
Cost of Goods Sold                                     181,526          247,710
                                                  ------------     ------------
Gross Profit                                            59,519           31,821
                                                  ------------     ------------
Operating Expenses:
    Research and development expense                   302,332          390,357
    Marketing, general and
      administrative expenses                        1,220,335        1,578,582
                                                  ------------     ------------
        Total Expenses                               1,522,667        1,968,939
                                                  ------------     ------------
Loss from Operations                                (1,463,148)      (1,937,118)
                                                  ------------     ------------
Other Expense (Income)
    Interest expense                                   187,980           42,025
    Interest income                                        (63)         (18,008)
    Other                                               71,300           21,703
                                                  ------------     ------------
        Total Other Expense (Income), Net              259,217           45,720
                                                  ------------     ------------
Net loss before income taxes and
  extraordinary item                                (1,722,365)      (1,982,838)
Benefit for sale of NJ net
  operating losses                                     145,148          163,887
                                                  ------------     ------------
Net loss before extraordinary item                  (1,577,217)      (1,818,951)
                                                  ------------     ------------
Extraordinary Item

    Gain on extinguishment of debt                          --          114,772
                                                  ------------     ------------

Net Loss Applicable to Common Shareholders       $  (1,577,217)    $ (1,704,179)
                                                  ============     ============

Net Loss Applicable per Common Share:
     Basic                                        $      (0.05)    $      (0.06)
                                                  ============     ============
     Diluted                                      $      (0.05)    $      (0.06)
                                                  ============     ============
Shares used in Per Share Calculation:
     Basic                                          33,832,459       30,783,796
                                                  ============     ============
     Diluted                                        33,832,459       30,783,796

The Notes to Consolidated Financial Statements are an integral part of these statements.

                        WORLDWATER CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY FOR THE
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                         Additional    Additional
                                                                                           Paid-In      Paid-In
                                           Common Stock           Preferred Stock          Capital      Capital
                                       Shares      Par Value    Shares     Par Value      (Common)     (Preferred)
                                       ------      ---------    ------     ---------     ----------    -----------
Balance, December 31, 1999            27,125,854    $27,126         --          --       $7,628,467    $       --
Issuance of preferred stock
  for cash - Series A                                          1,111,055      11,111             --       988,839
Issuance of preferred stock
  for cash - Series B                                            611,111       6,111             --       543,889
Private placement issuance
  costs                                       --         --           --          --        (10,000)     (150,000)
Issuance of common stock
  for cash                             1,000,000      1,000           --          --        199,000            --
Issuance of common stock
  for warrants exercised               1,023,667      1,024           --          --        464,117            --
Debt and accrued interest
  converted to common stock            2,757,385      2,757           --          --      1,103,745            --
Issuance of common stock
  for services                            28,340         28           --          --         23,993            --
Issuance of common stock
  for options                            338,065        338           --          --         39,423            --
Issuance of options for
  services                                    --         --           --          --         12,950            --
Issuance of common stock
  for WorldWater Inc. shares              57,500         58           --          --             --            --
Net loss                                      --         --           --          --             --            --
                                     -----------    -------   ----------    --------    -----------    ----------
Balance, December 31, 2000            32,330,811     32,331    1,722,166      17,222      9,461,695     1,382,728
                                     ===========    =======   ==========    ========    ===========    ==========
Conversion of preferred stock
   - Series A                          4,419,778      4,420   (1,111,055)    (11,111)     1,100,525      (988,839)
Issuance of preferred stock
  for cash - Series A                                             66,667         667             --        59,333
Private placement issuance
  costs                                       --         --           --          --       (112,720)           --
Issuance of common stock
  for cash                             2,456,000      2,455           --          --        486,978            --
Issuance of common stock
  for warrants exercised                 270,750        271           --          --         78,729            --
Issuance of common stock
  for services                           886,000        886           --          --        157,750            --
Issuance of common stock
  for options exercised                  398,150        398           --          --        122,210            --
Comprehensive loss:
  Net loss                                    --         --           --          --             --            --
Other comprehensive expense -
  Currency translation adjustment             --         --           --          --             --            --

Total comprehensive loss
                                     -----------    -------   ----------    --------    -----------    ----------
Balance, December 31, 2001            40,761,489    $40,761      677,778    $  6,778    $11,295,167    $  453,222
                                     ===========    =======   ==========    ========    ===========    ==========

                                                      Accumulated
                                                         Other
                                     Accumulated     Comprehensive
                                       Deficit       Income (Loss)         Total
                                       -------       -------------         -----
Balance, December 31, 1999           ($9,443,843)           $0         ($1,788,250)
Issuance of preferred stock
  for cash - Series A                         --            --             999,950
Issuance of preferred stock
  for cash - Series B                         --            --             550,000
Private placement issuance
  costs                                       --            --            (160,000)
Issuance of common stock
  for cash                                    --            --             200,000
Issuance of common stock
  for warrants exercised                      --            --             465,141
Debt and accrued interest
  converted to common stock                   --            --           1,106,502
Issuance of common stock
  for services                                --            --              24,021
Issuance of common stock
  for options                                 --            --              39,761
Issuance of options for
  services                                    --            --              12,950
Issuance of common stock
  for WorldWater Inc. shares                  --                                58
Net loss                              (1,704,179)           --          (1,704,179)
                                    ------------      --------         -----------
Balance, December 31, 2000           (11,148,022)           --            (254,046)
                                    ============      ========         ===========
Conversion of preferred stock
   - Series A                                 --            --             104,995
Issuance of preferred stock
  for cash - Series A                         --            --              60,000
Private placement issuance
  costs                                       --            --            (112,720)
Issuance of common stock
  for cash                                    --            --             489,433
Issuance of common stock
  for warrants exercised                      --            --              79,000
Issuance of common stock
  for services                                --            --             157,750
Issuance of common stock
  for options exercised                       --            --             122,608
Comprehensive loss:
  Net loss                            (1,577,217)           --          (1,577,217)
Other comprehensive expense -
  Currency translation adjustment             --       (10,641)            (10,641)
                                                                       -----------
Total comprehensive loss                                                (1,587,858)
                                    ------------      --------         -----------
Balance, December 31, 2001          ($12,725,239)     $(10,641)          ($939,952)
                                    ============      ========         ===========


The Notes to Consolidated Financial Statements are an integral part of these statements.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

For  the  years  ended  December  31,  2001  and  2000

                                                        2001            2000
                                                        ----            ----
Cash Flows from Operating Activities:
    Net loss                                         $(1,577,217)   $(1,704,179)
    Adjustments to reconcile net loss to
       net cash used in operating activities:
           Depreciation                                   45,048         36,077
           Issuance of options for service
             and interest                                 78,250         12,950
           Issuance of stock for service                  60,000         24,021
           Allowance for doubtful accounts                (6,240)        10,000
           Changes in assets and liabilities:
               Accounts receivable                        58,919         45,748
               Inventory                                  33,589         (7,170)
               Prepaid expenses                           (9,092)        (6,154)
               Accounts payable                          164,437       (248,622)
               Accrued payroll taxes                     106,611             --
               Customer deposits                           9,500         (5,889)
               Accrued interest                           24,025         18,042
               Accrued salaries                           24,443        (72,550)
                                                     -----------    -----------
                   Net Cash (Used in)
                     Operating Activities               (987,727)    (1,897,726)
                                                     -----------    -----------

Cash Flows from Investing Activities:
    Purchase of equipment and leasehold
      improvements                                        (4,623)      (156,413)
    Decrease (increase) in deposits                      (14,446)        (5,889)
                                                     -----------    -----------
                   Net Cash Provided by
                     (Used in) Investing
                     Activities                          (19,069)      (162,302)
                                                     -----------    -----------

Cash Flows from Financing Activities:
    Proceeds from issuance of long-term debt              10,000         28,460
    Payments on long-term debt                            (5,879)      (115,500)
    Proceeds from issuance of notes payable              406,000         70,388
    Payments on notes payable                           (205,500)      (146,301)
    Proceeds from issuance of common stock               796,922        704,960
    Private placement issuance costs                     (33,220)      (160,000)
    Proceeds from issuance of preferred stock                 --      1,549,950
                                                     -----------    -----------
                   Net Cash Provided by
                     Financing Activities                968,323      1,931,957
                                                     -----------    -----------
Net Effect of currency translation on
Cash and cash equivalents                                (10,641)            --


Net Increase (Decrease) in Cash                          (49,114)      (128,071)
Cash and cash equivalents at Beginning of Year            67,229        195,300
                                                     -----------    -----------

Cash at End of Year                                  $    18,115    $    67,229
                                                     ===========    ===========

The Notes to Consolidated Financial Statements are an integral part of these statements.

WORLDWATER  CORP.  AND  SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  FORMATION  OF  THE  COMPANY

WorldWater Corp. ("Company") was incorporated in the State of Nevada on April 3, 1985 under the name Golden Beverage Company ("Golden"). In April 1997, the Company completed a reverse acquisition with WorldWater, Inc., a Delaware corporation formed in January 1984 and changed its name to WorldWater Corp. in June 1997. Pursuant to the acquisition agreement, the Company issued on a share-for-share basis 8,141,126 post-reverse split shares of Golden $0.001 par value voting common stock for 8,141,126 shares of WorldWater, Inc. $0.001 par value voting common stock, which equaled eighty percent (80%) of all WorldWater, Inc. issued and outstanding common stock. The remaining shareholders were offered one share of the Company's common stock for one share of WorldWater, Inc.'s common stock and are reflected as issued and outstanding common stock of the Company. Holders of approximately ninety-one percent (91%) of WorldWater, Inc.'s common stock agreed to the stock exchange and tendered their shares.

Prior to the reverse merger transaction described above, the Company was a non-operating publicly held company. As of the closing date, all assets and liabilities of Golden Beverage Company were transferred to an unrelated entity. Therefore, the reverse acquisition had the effect of transferring the assets and liabilities of WorldWater, Inc. into the publicly held entity. In consideration for this, the former shareholders of Golden Beverage Company received 113,501 shares of the Company's common stock.

(2)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

                           DESCRIPTION OF THE BUSINESS

The Company operates in one business segment as a full-service water management and solar energy company, designing, developing and marketing technology relating to water needs and solar power applications. The Company advises and supplies governments and industry throughout the world on solar electric applications and on all phases of water needs. The Company's primary customers are developing countries, which require non-traditional means of fulfilling their energy and water needs.

                           PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the parent company WorldWater Corp., and its controlled wholly owned subsidiary company, WorldWater (Phils) Inc. and certain other inactive subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

WorldWater Corp., 100% wholly owned inactive subsidiaries include - WorldWater, Inc.
                            WorldWater Holdings Inc.
                           WorldWater East Africa Ltd.
                        WorldWater Pakistan (Pvt.), Ltd.


                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, foreign currency translation, depreciation, taxes and the value of shares issued. Although these estimates are based on management's best knowledge of current events and actions that the company may undertake in the future, actual results may be different from the estimates.

                          FOREIGN CURRENCY TRANSLATION

For International subsidiaries, asset and liability accounts are translated at year-end rates of exchange and revenue and expenses are translated at average exchange rates prevailing during the year. For subsidiaries whose functional currency is deemed to be other than the U.S. dollar, translation adjustments are included as a separate component of other comprehensive income and shareholders' deficiency. Currency transaction gains and losses are recorded in income.

                               COMPREHENSIVE LOSS

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" establishes standards for reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss consists of net loss and foreign currency translation and is presented in the consolidated statements of stockholders' deficiency. SFAS No. 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations.

                               REVENUE RECOGNITION

The Company derives revenues primarily from the sale and installation of its solar pumping systems and solar energy products. Revenues are also derived to a lesser extent from government consulting projects and from grant revenue received. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed or determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured in the following manner:


Revenues from time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known.

Revenues from contracts containing acceptance provisions are recognized upon customer acceptance.

Revenues from consulting projects are recognized as services are rendered.

Grant revenues on the basis of entitlement periods are recorded as revenue when entitlement occurs.

                                    EQUIPMENT

Revenue from equipment sales is recognized when the product is shipped and title has passed.

                                     SERVICE

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price long-term service contracts is recognized over the contract term based on the percentage of service that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Revenue in excess of billings on service contracts is recorded as unbilled receivables and is included in trade account receivable. Billings in excess of revenue that is recognized on service contracts are recorded as deferred income until the above revenue recognition criteria are met.

                                     GRANTS

Grants made on the basis of entitlement periods are recorded as revenue when entitlement occurs.

                           ACCOUNTING FOR INCOME TAXES

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and the tax basis of assets and liabilities, operating losses, and tax credit carry forwards. Deferred income taxes are measured using the enacted tax rates and laws that are anticipated to be in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by valuation allowance for any tax benefits which are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.


                            CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

                                    INVENTORY

Inventory is stated at the lower of cost or market determined by the First-In, First-Out (FIFO) method. Inventory consists mainly of purchased system components.

                      EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are carried at cost, less accumulated depreciation and are depreciated for financial reporting purposes using the straight-line method. Depreciation for income tax purposes is computed using accelerated methods. The estimated useful lives are: computers and information equipment, 5 years, office furniture, vehicles, and test and assembly fixtures, 5 to 7 years: leasehold improvements, 7 years. Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is charged or credited to income.

Expenditures for maintenance and repairs are expensed as incurred. Expenditures, which significantly increase asset value or extend useful lives, are capitalized.

                        RESEARCH AND DEVELOPMENT EXPENSE

Costs incurred for research and development, including maintenance costs in the development stage, are expensed as incurred. Enhancements to products are capitalized once technological feasibility has been established.

                                LONG-LIVED ASSETS

Long-lived assets are comprised of equipment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset is compared to the carrying amount to determine whether impairment exists.


                                  COMMON STOCK

Common stock refers to the $0.001 par value capital stock as designated in the company's Certificate of Incorporation.

                                 PREFERRED STOCK

Preferred stock refers to the $0.01 par value preferred stock as designated in the company's Certificate of Incorporation.

                            STOCK-BASED COMPENSATION

The Company granted options for a fixed number of shares to key employees and consultants with the exercise price equal to the fair value of shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly recognizes no compensation expense for the stock option grants. The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to provide pro forma net income (loss) disclosure for stock-based compensation as if the fair-value method had been applied.

Transactions with non-employees, in which goods or services are considered received for the issuance for equity instruments, are accounted for under the fair value method defined in SFAS No. 123.

                          EQUITY SECURITY TRANSACTIONS

Since inception, the Board of Directors has established the fair value of common stock based upon quoted market prices existing at the dates such equity transactions occurred.

                            NET LOSS PER COMMON SHARE

Basic earnings (net) per share is based upon weighted-average common shares outstanding. Dilutive earnings per share is computed using the weighted-average common shares outstanding plus any potentially dilutive securities including stock options, warrants, and convertible debt. Options, warrants and convertible debt were not included in the computation of diluted net loss per common share because, the effect in years with a net loss are antidilutive. As of December 31, 2001 and 2000 9,937,088 and 7,032,774 potentially dilutive securities were not included in the earnings per share calculation.


                                RECLASSIFICATION

Certain prior year balances have been reclassified to conform to current year presentation.


                            NEW ACCOUNTING STANDARDS

STANDARDS  IMPLEMENTED

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations". SFAS 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. We do not believe that the adoption of SFAS No. 141 will have an impact on our consolidated financial statements.

In July 2001, FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 requires goodwill and other intangible assets with indefinite lives to no longer be amortized, but instead tested for impairment at least annually. In addition, the standard includes provisions for the reclassification of certain existing intangibles as goodwill and reassessment of the useful lives of existing recognized intangibles. The standard is effective for fiscal years beginning after December 15, 2001. We do not believe that the adoption of SFAS No. 142 will have an impact on our consolidated financial statements because we have no goodwill or intangible assets.

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires the recognition of a liability for an asset retirement in the period in which it is incurred. A retirement obligation is defined as one in which a legal obligation exists in the future resulting from existing laws, statues or contracts. The standard is effective for fiscal years beginning after June 15, 2002. We do not believe the adoption of SFAS No. 143 will have a material impact on our consolidated financial statements.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes both SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a business segment (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in

                            NEW ACCOUNTING STANDARDS

STANDARDS  IMPLEMENTED

SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No.
121. For example, SFAS No. 144 provides guidance on how long-lived assets that are used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS No. 144 retains the basic provisions of APB No. 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS No. 121, an impairment assessment under SFAS No. 144 will never result in write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, Goodwill and Other Intangible Assets.

The Company is required to adopt SFAS No. 144 no later than the year beginning after December 15, 2001, and plan to adopt its provisions for the quarter ending March 31, 2002. The Company does not expect the adoption of SFAS No. 144 for assets held for use to have a material impact on our consolidated financial statements because the impairment assessment under SFAS No. 144 is largely unchanged from SFAS No. 121. The provisions of the new standard for assets held for sale or disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Accordingly, the Company cannot determine the potential effects that the adoption of these provisions of SFAS No. 144 will have on our consolidated financial statements.

(3)  GOING  CONCERN

These consolidated financials are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's working capital deficit and stockholder's deficiency raises substantial doubt about the Company's ability to continue as a going concern. Management continues to raise capital through the sale of common stock and additional borrowings. In addition, management is continuing to market their products domestically and internationally. However, there can be no assurances that the company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

(4)  EQUIPMENT  AND  LEASEHOLD  IMPROVEMENTS

Equipment  and  leasehold  improvements consist of the following at December 31:

                                                     2001           2000
                                                     ----           ----
Computers                                          $ 30,117      $ 30,117
Office furniture and equipment                      100,775        95,560
Test and assembly fixtures                           33,550        33,550
Vehicles                                             92,307        92,899
Leasehold improvements                                8,123         8,123
                                                   --------      --------

                                                    264,872       260,249

Less: Accumulated depreciation                      147,174       102,126
                                                   --------      --------

Equipment and leasehold improvements, net          $117,698      $158,123
                                                   ========      ========


(5)  NOTES  PAYABLE

The Company has outstanding several notes payable in the aggregate amounts of $248,500 and $48,000 at December 31, 2001 and 2000, respectively. The effective interest rates on these notes range from 0.00% to 10%. All outstanding notes payable are unsecured.

(6) Long-Term Debt

      Long-term debt consist of the following
      at December 31:                                      2001         2000
                                                           ----         ----

      Loans payable to individuals, with no stated
      interest  rate  or  maturity   date.   These
      uncollateralized  notes are  convertible  at
      the  option  of the  holder  at  $0.495  per
      common  share for  106,060  shares of common
      stock.  These  loans  mature  at a date  six
      months  after the  closing of the  Company's
      first public offering.                              $52,500      $52,500

      Loan payable to an individual  dated October
      14, 1992,  bearing  interest at 8.00 percent
      per annum with an original  maturity date of
      October 14, 1997.  Payment of principal  and
      accrued  interest were due at maturity.  The
      loan is uncollateralized  and is convertible
      at the  option of the  holder at the rate of
      $0.40  per  share  for  a  total  conversion
      amount of 125,000 shares of common stock.            50,000       50,000


                                                            2001        2000
                                                            ----        ----

      Balance Carryforward                               $102,500     $102,500

      Loans payable to individuals  dated July 17,
      1995  through   February  25,  1997  bearing
      interest at 10.00  percent per annum and due
      on demand. The loans are uncollateralized and
      are  convertible at the option of the holder
      at $0.50 per common share for 106,000 shares
      of common  stock.  In addition,  all holders
      were  granted   602,965   warrants  for  the
      purchase  of  common  stock at the  price of
      $0.60 per share.                                     53,000       53,000

      Loan payable to an individual dated December
      14, 2001,  bearing  interest at 8.00 percent
      per annum with a maturity  date of September
      14, 2003. The loan is  uncollateralized  and
      is  convertible  at the option of the holder
      at $0.25 per common share for 40,000  shares
      of common stock.                                     10,000           --

      Loans   payable  to   certain   institutions
      collateralized  by  autos  with  a net  book
      value of  approximately  $21,727  payable in
      monthly installments of approximately $800.          20,131       28,460

      Loan payable to PNC Bank dated November 2001
      bearing  interest at 7.75% per annum payable
      in  monthly  installments  of  $813  with  a
      maturity   date  of  November  2008  and  is
      guaranteed by the Chairman.                          52,838           --
                                                         --------     --------

      Total                                              $238,469     $183,960

      Less current maturities                             177,199      163,480
                                                         --------     --------
      Total long-term debt                               $ 61,270     $ 20,480
                                                         ========     ========

      The current maturities of long-term debt are:
                           2002                          $177,199
                           2003                            21,269
                           2004                             6,953
                           2005                             7,512
                           2006 thereafter                 25,536
                                                         --------
                                                         $238,469
                                                         ========

In July 2000, the Company entered into a $50,000 Line of Credit with a commercial bank, of which approximately $50,000 was outstanding at December 31, 2000. In November of 2001, the Line of Credit and accrued interest was converted to a 7 year term loan payable in monthly installments bearing interest at a fixed rate of 7.75% per annum and is included in long-term debt.

(7)  INCOME  TAXES

The  components  of  income  tax  expense  (benefit)  are  as  follows:

                                           2001               2000
                                           ----               ----
Federal:
  Current                                $     --           $     --
  Deferred                                     --                 --
                                         --------           --------
                                         $     --           $     --
                                         ========           ========

State:
  Current                                $145,148           $163,887
  Deferred                                     --                 --
                                         --------           --------
                                         $145,148           $163,887
                                         ========           ========

Total income tax benefit for the years ended is different from the amount computed by multiplying total loss before income taxes by the statutory Federal income tax rate of 34%.

As of December 31, 2001, our wholly owned subsidiary incurred operating losses and are not included in our tax provision.

The  reason  for  this  difference  and  the related tax effects are as follows:

                                                    2001          2000
                                                    ----          ----

Expected tax benefit at 34%                      $ 585,604     $ 674,165

State tax benefit before allowance                 (84,554)     (406,824)

Change in deferred tax valuation allowance        (501,050)      267,341
Sale of state net operating loss and
  Research & Development credit                   (145,148)     (163,887)
                                                  ---------     ---------

Income tax benefit                               $(145,148)    $(163,887)
                                                 ==========    ==========

The tax effect of significant items comprising the Company's deferred tax asset are as follows:

                                                   2001              2000
                                                   ----              ----

Net operating losses carryforwards            $4,651,884       $4,252,458
Valuation allowance                            4,651,884        4,252,458
                                              ----------       ----------
Net deferred tax asset                        $       --       $       --
                                              ==========       ==========

At December 31, 2001, the Company had net operating loss carryforwards (NOL) and research and development credits which may be available to offset future Federal and state taxable income, if any and will expire as follows:

                          Net Operating Loss          Research and Development
  Year Expiring               Carryforwards                  Tax Credits
Federal      State       Federal         State         Federal        State
-------      -----       -------         -----         -------        -----
  2002         --         $14,778            --             --          --
  2003         --          29,505            --             --          --
  2004         --          95,302            --             --          --
  2005         --          94,557            --             --          --
  2006         --         402,684            --             --          --
  2007         --         251,079            --             --          --
  2008         --         641,341            --             --          --
  2009       2001         887,929            --         19,646          --
  2010       2002         912,453            --         15,207          --
  2011       2003         981,193            --         15,387          --
  2012       2004       1,263,193            --         12,923          --
  2013       2005       1,337,702        69,867         20,398          --
  2014       2006         660,000            --         16,100          --
  2015       2007       1,729,498            --         17,701          --
  2016       2008       1,381,244     1,381,244         12,795      12,795


The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers to other New Jersey corporation business taxpayers. During 2001 and 2000, the Company submitted applications to the New Jersey Economic Development Authority (the "EDA") to participate in the Program and the applications were approved. The EDA then issued certificates certifying the Company's eligibility to participate in the Program for these years.

The Program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit. During 2001 and 2000, the Company sold approximately $1,729,000 and $1,337,757 of its New Jersey state net operating loss carryforwards for $145,148 and $163,887, respectively and recognized a tax benefit for that amount. The remaining net operating losses may be approved for sale to be sold in future years subject to any program caps. The state of New Jersey suspended this program in 2002.


The Tax Reform Act of 1986 (the "Act") provides for a limitation on the annual use of NOL and research and development tax credit carryforwards that could significantly limit the Company's ability to utilize these carryforwards. The Company has experiences and expects in the foreseeable future anticipated financing. Accordingly, because tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of the attributes for Federal and state income tax purposes.

(8)  STOCK-BASED  COMPENSATION  PLANS

The Company provides a stock option plan, for the granting of incentive stock options to key employees, directors, officers, key consultants, and advisor to the Company. The Company may grant up to 2,780,000 shares, with an option term not to exceed ten years.

The  following  summarizes  stock  options  activity  and  related  information:

                                                              Weighted-
                                                               average       Weighted-
                                    Exercise                  remaining       average
                                    price per      Share     contractual   exercise price
                                     Shares       Options    life (years)    per share
                                    ---------    ---------   -----------   ---------------
Balance, December 31, 1999          .15-.26        985,426
     Granted                        .25-1.00       775,200
     Cancelled                      .74             (8,400)
     Exercised                      .15           (338,065)
                                                ----------

Balance, December 31, 2000          .15-1.00     1,414,161
     Granted                        .29-.66      1,605,669
     Cancelled                      .15            (55,600)
     Exercised                      .15-.38       (398,150)
                                                ----------

Balance, December 31, 2001          .15-1.00     2,566,080
                                                ==========

    Options outstanding and
    exercisable as of
    December 31, 2001               .15            406,715       7             $.15
                                    .25              8,000       7.85            .25
                                    .29            350,000       .33             .29
                                    .32            704,800       8.5             .32
                                    .34            530,200       9               .34
                                    .38             50,000       9.5             .38
                                    .40             48,000       9.5             .40
                                    .45             98,300       .75             .45
                                    .53-.57        100,065       8.65            .54
                                    .59-.66        262,000       4.34            .61
                                    1.00             8,000       8.66           1.00
                                    ----         ---------       ----          -----

    Balance, December 31, 2001      .15-1.00     2,566,080       6.57          $ .34
                                    ========     =========       ====          =====

In accordance with APB Opinion No. 25, the Company does not recognize compensation expense for stock options granted to employees under the plan. SFAS No 123, "Accounting for Stock-Based Compensation" requires a Company to determine the fair market value of all awards of stock based compensation using an option priced model and to disclose pro forma net income as if the resulting stock-based compensation amounts were recorded. The table below presents these pro forma disclosures.

                              2001                          2000
                    -----------------------        -----------------------
                    As reported  Pro forma         As reported  Pro forma
                    -----------  ----------        -----------  ----------
Net loss            $1,577,217   $1,699,167        $1,704,179   $1,712,179
                    ===========  ==========        ===========  ==========

The Company used the Black-Scholes model to value the stock options that it granted. The assumptions that the Company used to estimate the fair value of the options and the weighted-average estimated fair value of an option on the date of the grant are as follows:

                                     2001         2000
                                     ----         ----

Terms (years)                        3-10         3-10
Volatility                            50%          50%
Risk-free interest rate
(zero coupon U.S.
   Treasury Notes)                    5%          6.25%
Dividend yield                        0%           0%
Weighted-average fair
   Value per option              $0.21-$0.27   $0.12-$0.43

(9)  WARRANTS

The Company accounts for transactions with non-employees, in which goods or services are the consideration received for the issuance of equity instruments under the fair value based method.

At December 31, 2001, warrants to purchase 6,993,948 common shares are outstanding; 1,581,228 warrants exercisable during the year 2002, with a strike price of $0.15 - $0.75, 2,731,720 warrants exercisable during the year 2003, with a strike price of $0.20 - $1.20, 1,440,000 warrants exercisable during the year 2004, with a strike price of $0.15 - $0.50, 1,241,000 warrants exercisable during the year 2006, with a strike price of $0.30.

(10)  CONVERTIBLE  PREFERRED  STOCK

The Company issued 66,667 shares of Series A 7% three year Convertible Preferred Stock in exchange for financial public relations services. The shares were issued at $0.90 per share and the services were valued at $60,000 and recorded in the financial statements.

In November 2001 the Company converted 1,111,055 shares of Series A 7% three year Convertible Preferred Stock plus accrued interest of $104,995 at $0.25 per share for a total of 4,419,777 common shares.

In 2000 the Company sold 1,111,055 shares of Series A and 611,111 shares of Series B 7% three year Convertible Preferred Stock at $0.90 per share. The Series A Preferred Shares are callable at $1.80 if the market bid price remains over the call level for 20 days. The Series B Preferred Stock proceeds are intended to be used by the Company for the initial operating requirements of WorldWater (Phils) Inc., the Philippine subsidiary wholly owned by WorldWater Corp. Therefore the conversion privilege is either into 10% of WorldWater
(Phils)  Inc.  or  into  611,111  shares  of  WorldWater  Corp.  common  stock.

The Company will pay 7% dividends annually on both the Series A and Series B Preferred Stock as determined by the Board of Directors based upon the results of operations and the financial condition of the Company.

(11)  EMPLOYMENT  AND  CONSULTANT  AGREEMENTS

On June 8, 2000, the Company entered into a one-year employment agreement with the President/Chief Operating Officer ("COO"). Compensation under the agreement is $72,000. The agreement also provides, ten-year Incentive Stock Options (ISO) to purchase 100,000 shares of the Company's common stock at $0.32 (fifty cents) per share. The ISO vest monthly during employment in equal installments of 8,333 shares per month. The agreement provides a covenant not to disclose any proprietary information.

The Company has unpaid salaries of $143,393 which have been deferred by the officers as of December 31, 2001.

The Company has agreements effective through December 31, 2005 with its Chairman which provides for an incentive fee of up to five percent (5%) on revenues earned by the Company with an annual cap of $250,000 per individual. The Company incurred $-0- incentive fee expenses in 2001 and 2000, respectively.

(12)  FEASIBILITY  STUDY

During 1999, the Company entered into a contract in the amount of $235,470 with the Department of Interior to prepare a feasibility study on the installation of community water supplies using solar electric systems in Cebu, Philippines. Revenue on this contract is recognized as the services are provided. At December 31, 2000, the Company had recognized the remaining $111,310 on this contract, $123,560 was recognized in 1999.

(13)  GAIN  ON  THE  EXTINGUISHMENT  OF  DEBT

During 2000, the Company recognized as an extraordinary item in the amount of $114,772 the gain on the write off of payables as agreed to by the owed parties.

(14)  LEASES

The Company leases its production, service and administrative premises under a five-year lease agreement expiring June 14, 2002. The lease requires the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property. Rent expense for 2001 and 2000 was $66,000 and $57,600 respectively.

The minimum future rental payments under this lease are $27,500 through June 14, 2002.

(15)  RELATED  PARTY  TRANSACTIONS

Included in notes payable and long-term debt at December 31, are amounts payable to employees, directors and their immediate relatives as follows:

                                            2001           2000
                                            ----           ----

Directors                                 $ 3,000        $ 3,000
Employees                                  78,500         38,000
Immediate relatives                             0              0
                                          -------        -------
    Total                                 $81,500        $41,000
                                          =======        =======

The Company leased office and laboratory facilities from the Chairman of the Company on a month to month basis. Lease payments to the Chairman were $30,000 for 2001 and 2000.

(16)  RISKS  AND  UNCERTAINTIES

The Company markets its products to developing nations. The ability of these customers to order and pay for the Company's products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures. Sales to three major customers accounted for 37%, 29%, and 28% of the Company's sales in 2000.

(17)  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

The carrying value of cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The fair value of the Company's debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities and similar terms. The estimated fair values of the Company's debt instruments are as follows:

                                   Carrying          Fair
                                   Amounts           Value
                                   --------         --------
2001                               $486,969         486,969
2000                                231,960         231,960

(18)  CONTINGENCIES

The Company is occasionally subject to various claims and suits that arise from time to time in the ordinary course of its business. The Company is not aware of any pending or threatened litigation that could have a material adverse effect upon the company's business, financial condition or results of operations.

(19)  SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION


                                                     2001                2000
                                                     ----                ----
         Cash  paid  during  the  year  for:

                  Interest                        $      --           $  15,960
                                                  =========           =========

Benefit for sale of NJ net operating losses       $(145,148)          $(163,887)
                                                  =========           =========


Supplemental  schedule  of  non-cash  investing  and  finance  activities:

In 2001, Series A Preferred stockholders converted 1,111,055 shares of Preferred stock for 4,419,772 shares of common stock.

In 2000, debt holders converted $770,761 of debt principal and $335,741 accrued interest (total of 1,106,502) into 2,757,385 shares of the Company's common stock at rates between $0.15 - $0.75 per share.

(20)  SUBSEQUENT  EVENTS

In January 2002, the Company entered in to a subscription agreement with Kuekenhof Capital Management L.L.C. for the immediate purchase of $250,000 of common stock at $0.15 per share and an additional $250,000 through the exercise of warrants valued at $0.15 per share.

In March of 2002, the lease was renewed for an additional five-year period expiring in June 2007. The lease requires the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The annual lease payments are $66,000.

In April of 2002, the Company paid accrued payroll taxes totaling $57,540.82 plus interest of $3,813.18 for a total obligation of $61,354.00 to the Internal Revenue Service thus bringing the Company current with its Federal payroll tax liability.


                                           WORLDWATER CORP. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEETS
                                        September 30, 2002 and December 31, 2001


       Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    09/30/2002     12/31/2001
                                                                                           -------------  -------------

Current Assets:
    Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     67,748   $     18,115
    Accounts receivable, net of allowance for
        doubtful accounts of $3,852 . . . . . . . . . . . . . . . . . . . . . . . . . . .       103,776         53,634
    Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        55,577         55,118
    Construction in process net of billings of $48,021. . . . . . . . . . . . . . . . . .        15,147              -
    Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23,983         15,746
                                                                                           -------------  -------------
       Total Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       266,231        142,613
    Equipment and leasehold improvements, Net . . . . . . . . . . . . . . . . . . . . . .        98,727        117,698
    Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,350          4,773
                                                                                           -------------  -------------
       Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    366,308   $    265,084
                                                                                           =============  =============

       Liabilities and Stockholders' (Deficiency)

Current Liabilities:
    Notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    272,000   $    167,000
    Notes payable, related parties. . . . . . . . . . . . . . . . . . . . . . . . . . . .        98,000         81,500
    Current maturities of long-term debt. . . . . . . . . . . . . . . . . . . . . . . . .       155,880        177,199
    Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       348,728        325,477
    Accrued interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       128,667        113,867
    Accrued salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       212,493        143,393
    Accrued payroll taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,524        122,362
    Billings in excess of costs and recognized profit . . . . . . . . . . . . . . . . . .       100,000              -
    Other accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16,574         12,968
                                                                                           -------------  -------------
       Total Current Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,337,866      1,143,766
    Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        58,315         61,270
                                                                                           -------------  -------------
       Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,396,181      1,205,036
                                                                                           -------------  -------------
Stockholders' Equity (Deficiency):
    Preferred Stock 7% Convertible,$.01 par value; authorized
       10,000,000; issued and outstanding at September 30, 2002:
            Series A 66,667 shares, liquidation preference $60,000. . . . . . . . . . . .           667            667
            Series B 611,111 shares, liquidation preference $550,000. . . . . . . . . . .         6,111          6,111
    Common stock, $.001 par value; authorized 100,000,000;
       issued and outstanding 49,271,302 and 40,761,489
       shares at September 30, 2002 and December 31, 2001, respectively . . . . . . . . .        49,271         40,761
    Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13,017,367     11,748,389
    Accumulated other comprehensive loss. . . . . . . . . . . . . . . . . . . . . . . . .        (6,726)       (10,641)
    Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (14,096,563)   (12,725,239)
                                                                                           -------------  -------------
       Total Stockholders' (Deficiency) . . . . . . . . . . . . . . . . . . . . . . . . .    (1,029,873)      (939,952)
                                                                                           -------------  -------------
       Total Liabilities and Stockholders' (Deficiency) . . . . . . . . . . . . . . . . .  $    366,308   $    265,084
                                                                                           =============  =============

The Notes to Consolidated Financial Statements are an integral part of these statements.

                                          WORLDWATER CORP. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                For the three months ended September 30, 2002 and 2001
                              and for the nine months ended September 30, 2002 and 2001


                                                                  3 Month                            9 Month
                                                             9/30/2002     9/30/2001          9/30/2002      9/30/2001
                                                           ------------  ------------       ------------    ------------

Revenue:
    Equipment sales . . . . . . . . . . . . . . . .   . .  $         -   $     8,127        $          -    $     33,692
    Construction contract . . . . . . . . . . . . . . . .       18,128             -              57,540               -
    Service Grant . . . . . . . . . . . . . . . . . . . .          981             -             166,856         120,000
                                                           ------------  ------------       -------------   -------------
        Total Revenue . . . . . . . . . . . . . . . . . .       19,109         8,127             224,396         153,692
                                                           ------------  ------------       -------------   -------------
Cost of Goods Sold. . . . . . . . . . . . . . . . . . . .      112,778        40,074             239,654         116,455
                                                           ------------  ------------       -------------   -------------
Gross Loss. . . . . . . . . . . . . . . . . . . . . . . .      (93,669)      (31,947)            (15,258)         37,237
                                                           ------------  ------------       -------------   -------------
Operating Expenses:
    Research and development expense. . . . . . . . . . .       43,694        77,781             125,058         259,927
    Marketing, general and administrative expenses. . . .      382,120       325,127           1,151,707       1,056,507
                                                           ------------  ------------       -------------   -------------
        Total Expenses. . . . . . . . . . . . . . . . . .      425,814       402,908           1,276,765       1,316,434
                                                           ------------  ------------       -------------   -------------
Loss from Operations. . . . . . . . . . . . . . . . . . .     (519,483)     (434,855)         (1,292,023)     (1,279,197)
                                                           ------------  ------------       -------------   -------------
Other Expense (Income)
    Interest expense. . . . . . . . . . . . . . . . . . .       11,581         8,361              36,113          19,991
    Interest income . . . . . . . . . . . . . . . . . . .         (134)          (15)             (2,275)           (183)
    Other . . . . . . . . . . . . . . . . . . . . . . . .          555        (4,897)             45,463          (2,840)
                                                           ------------  ------------       -------------   -------------
        Total Other Expense . . . . . . . . . . . . . . .       12,002         3,449              79,301          16,968
                                                           ------------  ------------       -------------   -------------

Net Loss. . . . . . . . . . . . . . . . . . . . . . . . .  $  (531,485)  $  (438,304)       $ (1,371,324)   $ (1,296,165)
                                                           ============  ============       =============   =============

Net Loss per Common Share:. . . . . . . . . . . . . . . .  $     (0.01)  $     (0.01)       $      (0.03)   $      (0.04)
                                                           ============  ============       =============   =============

Shares used in Per Share Calculation:
     Average. . . . . . . . . . . . . . . . . . . . . . .   41,928,324    32,528,058          46,147,249      33,536,949
                                                           ============  ============       =============   =============

The Notes to Consolidated Financial Statements are an integral part of these statements.


                                          WORLDWATER CORP. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENT OF CASH FLOWS
                                For the nine months ended September 30, 2002 and 2001


                                                                                              2002          2001
                                                                                          ------------  ------------
Cash Flows from Operating Activities:
    Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(1,371,324)  $(1,296,165)
    Adjustments to reconcile net loss to
       net cash used in operating activities:
           Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30,471        28,775
           Issuance of options for service . . . . . . . . . . . . . . . . . . . . . . .            -        12,437
           Issuance of stock for service . . . . . . . . . . . . . . . . . . . . . . . .      240,634        15,167
           Issuance of stock for conversion of debt. . . . . . . . . . . . . . . . . . .       14,916             -
           Currency translation adjustment . . . . . . . . . . . . . . . . . . . . . . .        3,915        (4,432)
           Changes in assets and liabilities:
               Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .      (50,142)       89,876
               Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (459)       22,720
               Construction in process . . . . . . . . . . . . . . . . . . . . . . . . .      (15,147)            -
               Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (8,237)        4,154
               Billings in excess of costs and recognized profit . . . . . . . . . . . .      100,000             -
               Accounts payable and accrued expenses . . . . . . . . . . . . . . . . . .       26,857       252,019
               Accrued payroll taxes . . . . . . . . . . . . . . . . . . . . . . . . . .     (116,838)            -
               Accrued interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14,800        13,323
               Accrued salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69,100        46,534
                                                                                          ------------  ------------
                   Net Cash (Used in) Operating Activities . . . . . . . . . . . . . . .   (1,061,454)     (815,592)
                                                                                          ------------  ------------

Cash Flows from Investing Activities:
    Purchase of equipment and leasehold improvements . . . . . . . . . . . . . . . . . .      (11,500)            -
    Decrease (increase) in deposits. . . . . . . . . . . . . . . . . . . . . . . . . . .        3,423       (10,389)
                                                                                          ------------  ------------
                   Net Cash Used in Investing Activities . . . . . . . . . . . . . . . .       (8,077)      (10,389)
                                                                                          ------------  ------------

Cash Flows from Financing Activities:
    Increase in Line of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -         1,933
    Proceeds from issuance of notes payable. . . . . . . . . . . . . . . . . . . . . . .      336,500       273,000
    Payments on notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (215,000)     (117,500)
    Payments on long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (124,274)       (6,884)
    Proceeds from exercise of warrants . . . . . . . . . . . . . . . . . . . . . . . . .      175,200        91,000
    Proceeds from issuance of common stock . . . . . . . . . . . . . . . . . . . . . . .      850,238       498,880
    Private placement issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . .       (3,500)      (33,220)
    Proceeds from issuance of long-term debt . . . . . . . . . . . . . . . . . . . . . .      100,000        60,000
                                                                                          ------------  ------------
                   Net Cash Provided by (Used in) Financing Activities . . . . . . . . .    1,119,164       767,209
                                                                                          ------------  ------------

Net Increase (Decrease) in Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       49,633       (58,772)
Cash at Beginning of Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       18,115        67,229
                                                                                          ------------  ------------

Cash at End of Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    67,748   $     8,457
                                                                                          ============  ============

The Notes to Consolidated Financial Statements are an integral part of these statements.

                                             WORLDWATER CORP. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                          For the period ended September 30, 2002


                                                                                  Additional    Additional
                                                                                    Paid-In      Paid-In
                                         Common Stock         Preferred Stock      Capital       Capital      Accumulated
                                     Shares     Par Value   Shares   Par Value     (Common)    (Preferred)      Deficit
                                   -----------  ----------  -------  ----------  ------------  ------------  -------------
Balance, December 31, 2001. . . .  40,761,489   $   40,761  677,778  $    6,778  $11,295,167   $    453,222  ($12,725,239)

Issuance of common stock
  for cash. . . . . . . . . . . .   6,100,335        6,100        -           -      844,138              -             -
Issuance of common stock
  for warrants exercised. . . . .   1,168,000        1,168        -           -      174,032              -             -
Issuance of common stock
  for services. . . . . . . . . .   1,149,811        1,150        -           -      239,484              -             -
Issuance of common stock
  for conversion of debt. . . . .      91,667           92        -           -       14,824              -             -
Private placement costs . . . . .           -            -        -           -       (3,500)             -             -
Comprehensive loss:
  Net loss. . . . . . . . . . . .           -            -        -           -            -              -    (1,371,324)
Other comprehensive income -
  Currency translation adjustment           -            -        -           -            -              -             -
                                   -----------  ----------  -------  ----------  ------------  ------------  -------------
Total comprehensive loss. . . . .  (1,367,409)
                                   -----------

Balance, September 30, 2002 . . .  49,271,302   $   49,271  677,778  $    6,778  $12,564,145   $    453,222  ($14,096,563)
                                   ===========  ==========  =======  ==========  ============  ============  =============


                                    Accumulated
                                       Other
                                   Comprehensive
                                   Income (Loss)     Total
                                   -------------  ------------
Balance, December 31, 2001. . . .      ($10,641)    ($939,952)

Issuance of common stock
  for cash. . . . . . . . . . . .             -       850,238
Issuance of common stock
  for warrants exercised. . . . .             -       175,200
Issuance of common stock
  for services. . . . . . . . . .             -       240,634
Issuance of common stock
  for conversion of debt. . . . .             -        14,916
Private placement costs . . . . .             -        (3,500)
Comprehensive loss:
  Net loss. . . . . . . . . . . .             -    (1,371,324)
Other comprehensive income -
  Currency translation adjustment         3,915         3,915
                                   -------------  ------------
Total comprehensive loss


Balance, September 30, 2002 . . .       ($6,726)  ($1,029,873)
                                   =============  ============

         The Notes to Consolidated Financial Statements are an integral part of these statements.

PART  I.  ITEM  1.


NOTES  TO  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
                                   (UNAUDITED)

1.     BASIS  OF  PRESENTATION

The accompanying condensed consolidated financial statements have been prepared by WorldWater Corp. (the "Company"), without audit, and reflect all adjustments (consisting only of normal and recurring adjustments and accruals) which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods presented. The statements have been prepared in accordance with the regulations of the Securities and Exchange Commission, but omit certain information and footnote disclosures necessary to present the statements in accordance with generally accepted accounting principles. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full fiscal year. These condensed financial statements should be read in conjunction with the financial statements and footnotes thereto included as an exhibit to the Company's form 10-KSB dated April 15, 2002, all previously filed with the Securities and Exchange Commission.

2.     NET  LOSS  PER  SHARE

Net loss per share for the nine months ended September 30, 2002 and 2001 is computed using the average number of common shares of stock outstanding during the period. Common stock equivalents are not considered in net loss per share because their effect would be anti-dilutive.

3.     REVENUE  RECOGNITION

Revenue from equipment sales is recognized when the product is shipped and title has passed. Revenue from time and material service contracts is recognized as the services are provided.

Revenue from long-term construction contracts is recognized each period based upon the progress of the construction, that is, the percentage of completion. Construction costs plus gross profit earned to date are accumulated in an inventory account (Construction in Progress) and progress billings are accumulated in a contra inventory account (Billings on Construction in Progress).




     You  should  rely  only  on  the
information  contained  in  this
prospectus.  We  have  not  authorized
anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities.


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PROSPECTUS  SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .
SUMMARY  FINANCIAL  AND  OPERATING  INFORMATION  . . . . . . . . . . . . .
RISK  FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
FORWARD-LOOKING  STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .
USE  OF  PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
MARKET  PRICE  INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  CONDITION  AND  RESULTS
   OF  OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT. .
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS. . . . . . . . . . .
DESCRIPTION  OF  SECURITIES. . . . . . . . . . . . . . . . . . . . . . .
SELLING  STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .
PLAN  OF  DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . .
LEGAL  MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
WHERE  YOU  CAN  FIND  MORE  INFORMATION  ABOUT  US. . . . . . . . . . .

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

Reference is made to Section 145 of the General Corporation Law of the State of Delaware. As permitted by Delaware law, our Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of WorldWater shall not be personally liable for any damages from any breach of fiduciary duty as a director, except for liability based on a judgment or other final adjudication adverse to him establishing that his acts or omissions were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. Our Certificate of Incorporation and Bylaws also provide for indemnification of all officers and directors of WorldWater to the fullest extent permitted by law.


ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The registrant estimates that expenses in connection with the distribution described in this registration statement will be as shown below. All expenses incurred with respect to the distribution, except for any discounts or commissions payable with respect to sales of the shares, will be paid by WorldWater.



          SEC  registration  fee                                    $  1,656
          Accounting  fees  and  expenses                              1,500
          Legal  fees  and  expenses                                  35,000
                                                                   ---------

          Total                                                     $ 38,156
                                                                   =========


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     In January of 2000 the Company issued 48,000 warrants for common stock shares with an exercise price of $0.20 and a three-year term under a consulting agreement with the former President of the Company, James S. Farrin. This transaction did not involve a public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

     In March of 2000, the Company sold 1,111,055 shares of Series A 7% three-year Convertible Preferred Stock at $0.90 per share for an aggregate amount of $999,950 and 555,528 warrants to purchase common stock shares with an exercise price of $0.90 and a three-year term to non-US resident institutional investors under Regulation S.

     In April of 2000 we issued 75,000 warrants for common stock shares with an exercise price of $0.50 and a three-year term to a vendor for settlement of accrued payables totaling $24,980.20 with Alumalloy Metalcasting in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.


     In April of 2000 we issued 950,000 common stock shares for cash totaling $190,000 to accredited investors as defined in Rule 501 of Regulation D.


     In June of 2000 we issued 1,395 warrants for common stock shares with an exercise price of $0.50 and a three-year term to various vendors for settlement of accrued payables which totaled $6,701.60. This transaction did not involve a public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

     In July of 2000 we issued 25,000 common stock shares for cash totaling $5,000 to Nemesis Corp. We relied on Section 4(2) of the Act as a basis of exemption from registration.

     In September of 2000 the Company sold 611,111 shares of Series B 7% three-year Convertible Preferred Stock at $0.90 per share for an aggregate amount of $550,000 to a non-US company under Regulation S.

     In October of 2000 we issued 25,000 common stock shares for cash totaling $5,000 to an accredited investor as defined in Rule 501 of Regulation D.

     In January of 2001 we issued 15,000 warrants to purchase common stock shares with an exercise price of $0.50 and a three-year term under a consulting agreement with non-US German investment advisor under Regulation S.

     In January of 2001 we issued 15,000 warrants to purchase common stock shares with an exercise price of $0.47 and a three-year term under a consulting agreement in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In March of 2001 we issued 5,000 warrants to purchase common stock shares with an exercise price of $0.50 and a three-year term for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In April of 2001 we issued 42,000 common stock shares for cash totaling $10,500 to accredited investors as defined in Rule 501 of Regulation D.

     In June of 2001 we issued $70,000 in 8% convertible notes with a conversion price of $0.25 with 280,000 warrants attached to purchase common stock shares with an exercise price of $0.30 and a five-year term to an accredited investor as defined in Rule 501 of Regulation D.

     In July of 2001 we issued 946,000 common stock shares for cash totaling $236,500 and attached warrants to purchase 921,000 common stock shares with an exercise price of $0.30 and a five-year term to accredited investors as defined in Rule 501 of Regulation D.

     In July of 2001 we issued 20,000 warrants to purchase common stock shares with an exercise price of $0.25 and a three-year term in conjunction with a short term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In August of 2001 we issued 230,000 common stock shares pursuant to a consulting agreement for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In August of 2001 we issued 10,000 warrants to purchase common stock shares with an exercise price of $0.30 and a five year term in conjunction with a short term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In September of 2001 we issued $10,000 in an 8% convertible note with a conversion price of $0.25 with 50,000 warrants attached to purchase common stock shares with an exercise price of $0.30 and a five-year term to an accredited investor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In October of 2001 we issued 645,000 common stock shares for cash totaling $130,000 and attached warrants to purchase 645,000 common stock shares with an exercise price of $0.30 and a three-year term to accredited individual investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In October of 2001 we issued 30,000 common stock shares pursuant to a consulting agreement with a member of the Board of Directors Rolf Frauenfelder in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In October of 2001 we issued 1,000 common stock shares for $200 worth of general facilities maintenance services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In November of 2001 we issued 300,000 common stock shares pursuant to a consulting agreement for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In November of 2001 we issued 75,000 common stock shares in consideration of a short- term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In November of 2001 we issued 50,000 common stock shares for cash totaling $10,000 to an accredited investor as defined in Rule 501 of Regulation D.

     In December of 2001 we issued 590,000 common stock shares for cash totaling $73,750 and attached warrants to purchase 590,000 common stock shares with an exercise price of $0.15 and a three-year term to accredited investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In December of 2001 we issued 135,000 common stock shares for cash totaling $20,250 and attached warrants to purchase 135,000 common stock shares with an exercise price of $0.25 and a three-year term to accredited investors as defined in Rule 501 of Regulation D.

     In January of 2002 we issued 150,000 common stock shares pursuant to a consulting agreement for $37,500 of services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In January of 2002 we issued 2,167,000 common stock shares for cash totaling $350,025 and warrants to purchase 1,667,000 common stock shares at an exercise price of $0.15 with a five-year term and warrants to purchase 100,000 common stock shares with an exercise price of $0.25 and a five-year term to accredited investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In January of 2002 we issued 150,000 common stock shares pursuant to a consulting agreement for $50,000 of services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In February of 2002 we issued 25,000 common stock shares for payables due totaling $4,848.22 to a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In February of 2002 we issued 285,714 common stock shares pursuant to a consulting agreement for $40,000 of services rendered by a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In April of 2002, we issued 100,000 warrants to purchase common stock shares at an exercise price of $0.15 with a two-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In May of 2002 we issued 85,000 common stock shares pursuant to a consulting agreement for $12,750 of services rendered in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In May of 2002, we issued 25,000 warrants to purchase common stock shares with an exercise price of $0.15 and a three-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In May of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 250,000 common stock shares with an exercise price of $0.25 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In June of 2002 we issued 66,667 common stock shares for payables due totaling $10,066.50 to a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In June of 2002 we issued 50,000 warrants to purchase common stock shares at an exercise price of $0.15 and a three-year term in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In July of 2002 we issued 333,334 common stock shares for cash totaling $50,000 and attached warrants to purchase 75,000 common stock shares with an exercise price of $0.15 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In July of 2002 we issued 2,000 common stock shares for $300 worth of general facilities maintenance services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In July of 2002 we issued 100,000 common stock shares pursuant to a consulting agreement with a member of the Board of Directors, Rolf Frauenfelder in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In July of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 250,000 common stock shares with an exercise price of $0.15 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In August of 2002 we issued 550,000 common stock shares to the Chairman of the Board of the Company as reimbursement for corporate legal expenses totaling $50,000 in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In August of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 333,333 common stock shares with an exercise price of $0.25 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In September of 2002 we issued 135,000 warrants to purchase common stock shares at an exercise price of $0.15 and a three-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In October of 2002 we issued 1,000,000 common stock shares for cash totaling $100,000 and attached warrants to purchase 500,000 common stock shares with an exercise price of $0.10 and a two-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.


ITEM  27.  EXHIBITS.

Exhibit
Number                    Description
----------               --------------

1.1 Private Placement Agreement with Perrin, Holden & Davenport Capital Corp. dated September 23, 2002, as supplemented by letter dated October 1, 2002.

2.1 Plan of Merger of WorldWater Corp., a Nevada corporation with and into WorldWater Corp., a Delaware corporation, filed with the State of Delaware April 30, 2001.


2.2 State of Nevada Articles of Merger, filed with the State of Nevada May 9, 2001.

2.3 Certificate of Merger of Domestic Corporation and Foreign Corporation filed with State of Delaware April 30, 2001.

3.1 Certificate of Incorporation. Incorporated by reference to Exhibit 4.1 to Company's Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (No. 333-66484).

3.2   Certificate  of  Amendment  of  Certificate  of  Incorporation

3.3 Amended and Restated By-laws of WorldWater Corp. Incorporated by reference to Exhibit 4.2 to Company's Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (No. 333-66484).

5 Form of Opinion of Salvo, Russell, Fichter & Landau as to legality of securities being offered

10.1 Securities Purchase Agreement between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC dated November 8, 2002. Incorporated by reference to Exhibit 10.1 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.2 Investor Rights Agreement between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to Exhibit 10.2 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.3 Registration Rights Agreement between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to Exhibit 10.3 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.4 10% Convertible Note Due 2005 between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to Exhibit 10.4 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No 000-16936).

10.5 Warrant to Purchase 595,250 shares at $0.20 between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to
      Exhibit 10.5 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.6 Warrant to Purchase 595,250 shares at $0.50 between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to
      Exhibit 10.6 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.7 Stock Purchase Agreement between WorldWater Corp., Kuekenhof Partners L.P. and Kuekenhof Equity Fund L.P. dated December 31, 2001.

10.8 Stock Purchase Agreement between WorldWater Corp. and Joann Jordan, David D. Jordan and Lavorsia D. Jordan Custodian for Cayla Rae Jordan Dated January 15, 2002.

10.9 Stock Purchase Agreement between WorldWater Corp. and Peter Teevan dated January 15, 2002.

10.10 Quentin  T.  Kelly  Employment  Agreement  dated  January  1,  2002

10.11 Amendment  to Quentin T. Kelly Employment Agreement dated July 1, 2002

10.12 Restricted  Stock  Agreement  for Quentin T. Kelly  dated July 1, 2002

23.1  Consent  of  Salvo,  Russell,  Fichter & Landau (included in Exhibit 5)

23.2  Consent  of  Civale,  Silvestri,  Alfieri,  Martin  &  Higgins,  LLC

24.1  Power  of  Attorney  (included  on  signature  page).

----------------

ITEM  28.  UNDERTAKINGS.

(a)  The  undersigned  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) to include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLDWATER  CORP.


By:     /s/  Quentin  T.  Kelly
        -----------------------
         Quentin  T.  Kelly
         Chairman
         Chief  Executive  Officer


Dated:  February 12,  2003


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Quentin T. Kelly as his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or her might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                        Title                                   Date
---------                        -----                                   ----

/s/  Quentin  T.  Kelly     Chief  Executive  Officer         January 2, 2003
-----------------------     and Director
Quentin  T.  Kelly

/s/  Terri Lyn Harris       Vice President/Controller,        January 2, 2003
---------------------       Chief Financial Officer
Terri  Lyn  Harris

/s/  Joseph  Cygler         Director                          January 2, 2003
-------------------
Joseph  Cygler

/s/  Rolf  Frauenfelder     Director                          December 31, 2002
-----------------------
Rolf  Frauenfelder


/s/  Dr. Davinder Sethi     Director                          December 31, 2002
-------------------------
Dr.  Davinder  Sethi


/s/  Lange Schermerhorn     Director                          December 31, 2002
------------------------
Lange  Schermerhorn

                                                                 EXHIBIT  1.1




September  23,  2002


Mr.  Quentin  T.  Kelly
Chairman  &  CEO
WorldWater  Corporation
55  Route  31  South
Pennington,  NJ  08534

Re:  Private  Placement  Engagement  Letter

Dear  Quentin:

We hereby acknowledge that you have agreed to engage Perrin, Holden & Davenport Capital (PHDC) (specifically Joseph DiLustro & Chet Dubov) as placement agents for a 10% Convertible Note private placement offering of up to a maximum of $3 million on a best effort basis. The following terms and conditions are applicable and represent the obligations of WorldWater Corporation under the said private placement agreement;

- WorldWater Corporation agrees to file a 506 offering under regulation D with Securities & Exchange Commission and file the appropriate special forms with various states to comply with the Blue Sky requirements for the proposed private placement offering. The state of New York requires that a special blue sky form be filed with the New York Attorney General prior to any solicitation within the state.

- WorldWater Corporation agrees to accept a minimum of $1.5 million from prospective purchaser(s) introduced to WorldWater Corporation by PHDC for a period of ninety-days from the time the private placement documents are filed and made available to PHDC.

- WorldWater Corporation agrees to pay PHDC a cash fee of 12% upon the closing of any cumulative sale of $250,000 or more of the private placement to any prospective purchaser(s) introduced to WorldWater Corporation by PHDC. The private placement funds shall be transacted through PHDC's escrow account and paid out simultaneously with multiple closings to WorldWater Corporation and PHDC, respectively.

- WorldWater Corporation agrees to pay PHDC an additional fee of 12% payable in warrants on the gross proceeds resulting from the closing of any sale of the private placement to any prospective purchaser(s) introduced to WorldWater Corporation by PHDC, divided by the proposed convertible offering price of $0.15 or market per share, whichever is higher at closing. It is further agreed that WorldWater Corporation shall issue cashless warrants with a five-year life to PHDC simultaneously with the final closing of the private placement as designated in writing by PHDC.

- All applicable expenses shall be done by WorldWater Corporation consisting of background checks on all key management personnel, cost of overnight packages to investors, filing fees and other related private placement expenses, all of which must first be approved by WorldWater Corporation.

Please acknowledge this agreement by signing at the base of this letter. We look forward to working with you on this project.

Sincerely,                                Agreed  and  Accepted:
                                          WorldWater  Corporation

/s/ Joseph DiLustro                       /s/ Quentin T. Kelly
Joseph  DiLustro                          Quentin  T.  Kelly
Senior  Investment  Banker                Chairman  &  CEO


/s/ Chet Dubov
Chet  Dubov
Senior  Investment  Banker

                       October  1,  2002


Mr.  Joseph  DiLustro
Senior  Investment  Banker
Perrin,  Holden  &  Davenport  Capital  Corp.
5  Hanover  Square
New  York,  NY  I  0004

Re:  Private  Placement  Engagement

Dear  Joseph:

Subsequent to our Private Placement Agreement dated September 23, 2002, I herewith confirm that upon successful completion of the offering that all warrants attributable to the closing payable to Joseph DiLustro, Chet Dubov and Perrin, Holden & Davenport Capital Corp. shall be included in the Company's forthcoming registration statement of the Company's private placement.

Sincerely,

/s/ Quentin T. Kelly
Quentin  T.  Kelly
Chairman  and  CEO

                                                                 EXHIBIT  2.1


                                 PLAN OF MERGER
                                      OF
                   WORLDWATER  CORP.,  A  NEVADA  CORPORATION
                                 WITH  AND  INTO
                  WORLDWATER  CORP.,  A  DELAWARE  CORPORATION

     Background
     ----------

     WHEREAS, WorldWater Corp. (the "SURVIVING CORPORATION") was originally incorporated as a business corporation under the laws of the State of Delaware on March 30, 2001, with the registered address of 25 Greystone Manor, Lewes, Delaware 19958-9776; and

     WHEREAS, WorldWater Corp. ( WORLDWATER ) was originally incorporated as a business corporation under the laws of the State of Nevada on April 3, 1985 with the registered address of 251 Jeanell Drive, #3, Carson City, Nevada 89703; and

     WHEREAS, it has been proposed that WorldWater be merged with and into the Surviving Corporation pursuant to the Delaware General Corporation Law, Title 8,
Section 252(c), the Nevada General Corporation Law, Section 92A.100, and this Plan of Merger, subject to the approval of this Plan of Merger by the board of directors and stockholders of the Surviving Corporation and the board of directors and stockholders of WorldWater.

     Terms
     -----

     1.     Merger.  Upon  the  Effective Date (as defined in Section 6.2 below)
            ------
of the merger (the "MERGER"), WorldWater shall be merged with and into the Surviving Corporation and, thereafter, the separate existence of WorldWater shall cease and the Surviving Corporation shall continue in existence under and subject to the laws of the State of Delaware.

     2.     Certificate  of  Incorporation and By-laws of Surviving Corporation.
            -------------------------------------------------------------------

     2.1 The Certificate of Incorporation of the Surviving Corporation as in effect on the date hereof shall remain in effect as the Certificate of Incorporation of the Surviving Corporation following the Merger, until thereafter altered, amended or repealed as therein provided or as permitted by law.

     2.2 The By-laws of the Surviving Corporation, as in effect on the Effective Date, shall remain in effect as the By-laws of the Surviving Corporation following the Merger, until thereafter altered, amended or repealed as provided therein.

     3.     Manner of Conversion of WorldWater Shares into Surviving Corporation
            --------------------------------------------------------------------
Shares.
------

3.1 On the Effective Date, all shares of common stock in WorldWater shall be deemed cancelled and each shareholder of WorldWater common stock (a
WorldWater Common Stockholder ) shall be issued one share of the common stock of the Surviving Corporation, $.001 par value per share, in exchange for each share of WorldWater common stock held by that WorldWater Common Stockholder immediately prior to the Merger.

     3.2 On the Effective Date, all shares of preferred stock in WorldWater shall be deemed cancelled and each shareholder of WorldWater preferred stock (a WorldWater Preferred Stockholder ) shall be issued one share of the preferred stock of the Surviving Corporation, $.01 par value per share, in exchange for each share of WorldWater preferred stock held by that WorldWater Preferred Stockholder immediately prior to the Merger.

     4.     Effect  of  Merger.
            ------------------

     4.1     Upon  the  Effective  Date:

     4.1.1 WorldWater and the Surviving Corporation shall become a single entity which shall be the Surviving Corporation and the existence of WorldWater shall cease;

     4.1.2 All and singular, the rights, privileges, powers and franchises of WorldWater and the Surviving Corporation, and all property, real, personal and mixed, and all debts due to either of WorldWater or the Surviving
Corporation on whatever account, as well as for all things in action or belonging to each of said entities shall be vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of WorldWater and the Surviving Corporation, respectively, and the title to any real estate vested by deed or otherwise in either of said entities shall not revert or be in any way impaired;

     4.1.3 All rights of creditors and all liens upon any property of any of WorldWater or the Surviving Corporation shall be preserved unimpaired, and all fees, debts, liabilities, taxes, obligations and duties of either of WorldWater or the Surviving Corporation shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, taxes and duties had been incurred or contracted by it; and

     4.2 From and after the Effective Date, the officers and directors of WorldWater shall execute or cause to be executed such further assignments, assurances or other documents as the Surviving Corporation or its successors and assigns may reasonably determine to be necessary or desirable to confirm the transfer of title and ownership of WorldWater s properties and rights to the Surviving Corporation or to otherwise carry out the purposes of this Plan.

     5.     Directors  and  Officers  of  Surviving  Corporation.
            ----------------------------------------------------

     5.1 The Directors of the Surviving Corporation on the Effective Date shall continue as the Directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified.

     5.2 The officers of the Surviving Corporation on the Effective Date shall be and continue as the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified.

     6.     Adoption  of  Plan  of  Merger.
            ------------------------------

     6.1 This Plan of Merger shall be submitted for approval to the board of directors of the Surviving Corporation and the board of directors of WorldWater and shall be effective as of the Effective Date, subject to such approval and subsequent adoption by the stockholders of the Surviving Corporation and the stockholders of WorldWater and filing of articles of merger as hereinafter provided. Upon such approval and adoption, articles of merger shall be prepared, executed and filed in the Offices of the Secretaries of State of Delaware and Nevada in accordance with the applicable provisions of the Delaware General Corporation Law and the Nevada General Corporation Law, respectively. The Surviving Corporation shall comply with the provisions of article 78.370 of the Nevada General Corporation Law with respect to notice to stockholders.

     6.2 The Merger provided for by this Agreement shall become effective on April 30, 2001 (the EFFECTIVE DATE ).

     7.     Binding  Agreement.  This  Plan  of  Merger may be terminated by the
            ------------------
board of directors of the Surviving Corporation or the board of directors of WorldWater at any time prior to the filing of the articles of merger as set forth above. Upon the filing of articles of merger, this Plan of Merger shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                                                 EXHIBIT  2.2

                                 STATE OF NEVADA

                               ARTICLES OF MERGER


     Pursuant to the Nevada Revised Statutes Section 92A.200, the undersigned corporation executed the following Articles of Merger:

FIRST:     The  name  of  the  surviving  corporation  is       WorldWater
                                                          ----------------------
Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is WorldWater Corp., a Nevada corporation.
                               -----------------

SECOND:     The  Plan  of  Merger  as  attached  hereto  as Exhibit "A" has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD:     The  stockholders  of  WorldWater  Corp.,  the  Delaware corporation, unanimously  approved  the  Plan  of  Merger;  AND

     The Plan of Merger was submitted to the stockholders of WorldWater Corp., the Nevada corporation, pursuant to NRS Section 92A.200, at the annual meeting of stockholders on June 20, 2000, and Common Stock being the only voting stock; the total number of votes entitled to be cast by Common Stockholders entitled to vote on the Plan of Merger was 18,610,506. There were 18,578,799 votes cast for the Plan of Merger and 5,283 votes were cast against the Plan of Merger and 26,424 votes abstained; The 18,578,799 votes cast for the Plan of Merger (99.8%) were sufficient for approval of the Plan of Merger by the stockholders.

FOURTH:     The  Certificate  of  Incorporation of the surviving corporation, as filed with the Delaware Secretary of State on March 30, 2001, shall be its Certificate of Incorporation.

FIFTH: The Agreement and Plan of Merger is on file at the corporate offices of WorldWater Corp., located at the Pennington Business Center, 55 Route 31 South, Pennington, New Jersey 08534, the place of business of the surviving corporation.

     IN WITNESS WHEREOF, WorldWater Corp., the Nevada corporation has caused these Articles of Merger to be signed by both the President or Vice President and the Secretary or Assistant Secretary, this 30th day of April, 2001.

WORLDWATER  CORP.                         WORLDWATER  CORP.
(a  Delaware  corporation)                (a  Nevada  corporation)


By:  /s/ Denise M. Stubel             By: /s/ James S. Farrin
     Denise  M.  Stubel                   James S. Farrin
     Incorporator                         President and Chief Operating Officer


By: /s/ Stephen A. Salvo
                                               Stephen  A.  Salvo,  Secretary

                                                                 EXHIBIT  2.3


                                STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                            DOMESTIC CORPORATION AND
                               FOREIGN CORPORATION


     Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:     The  name  of  the  surviving  corporation  is       WorldWater
                                                          ----------------------
Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is WorldWater Corp., a Nevada corporation.
                               ----------------

SECOND:     The  Agreement  and  Plan  of  Merger  has  been  approved, adopted, certified,  executed  and  acknowledged by each of the constituent corporations.

THIRD:     The  name of the surviving corporation is  WorldWater Corp., a
                                                      ---------------
Delaware  corporation.

FOURTH:     The  Certificate of Incorporation of the surviving corporation shall be  its  Certificate  of  Incorporation.

FIFTH:     The  authorized  stock  and  par value of the non-Delaware company is

     a). fifty million (50,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND
     b). ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

SIXTH:     The  merger  is  to  become  effective on        April 30, 2001.
                                                     -------------------------
SEVENTH: The Agreement and Plan of Merger is on file at the corporate offices of WorldWater Corp., located at the Pennington Business Center, 55 Route 31 South, Pennington, New Jersey 08534, the place of business of the surviving corporation.

EIGHTH:     A  copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of April, 2001.



                              By:     /s/ Stephen A. Salvo
                                        Authorized  Officer
                              Name:     Stephen  A.  Salvo,  Secretary

                                                                 EXHIBIT  3.2




                               STATE  OF  DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                WORLDWATER CORP.
  _____________________________________________________________________________


FIRST:          That at a meeting of the Board of Directors of WorldWater Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

The  resolution  setting  forth  the  proposed  amendment  is  as  follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four" so that, as amended, said Article shall be and read as follows:

     "Authorized  Capital.  The total number of shares that may be issued by the
      -------------------
Corporation  is  one  hundred  ten  million  (110,000,000),  of  which:

a) one hundred million (100,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND
b) ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:      That  said  amendment  was  duly  adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:     That  the  capital of said corporation shall not be reduced under or by  reason  of  said  amendment.

                              WORLDWATER  CORP.


  Dated: May 16, 2002         By:     /s/ Quentin T. Kelly
                              Name:   Quentin T. Kelly
                              Title:  Chairman and CEO

                                                                 EXHIBIT  5


                   OPINION OF SALVO, RUSSELL, FICHTER & LANDAU






                                 January  3,  2003

Board  of  Directors
WorldWater  Corp.
55  Route  31  South
Pennington,  NJ  08534


                       Registration Statement on Form SB-2
                                WorldWater Corp.

Gentlemen:

We are counsel for WorldWater Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") as to which this opinion is a part, filed with the Securities and Exchange Commission (the "Commission") on January 3, 2003, for the resale of up to 10, 286,430 shares of common stock, $.001 par value, of the Company by selling stockholders (the "Shares").

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies of such corporate records and other documents and have satisfied ourselves as to such other matters as we have deemed necessary to enable us to express our opinion hereinafter set forth.

Based  upon  the  foregoing,  it  is  our  opinion  that:

The Shares, including shares of common stock to be issued upon the conversion of certain shares of preferred stock and debentures and the exercise of certain warrants, as covered by the Registration Statement and registered on behalf of certain selling shareholders, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Company's registration statement.

                   Very  truly  yours,


                   /s/  Salvo,  Russell,  Fichter  &  Landau
                   ------------------------------------------

                                                                 EXHIBIT  10.7


                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made and entered into as of December 31, 2001, by and among Kuekenhof Partners L.P. and Kuekenhof Equity Fund L.P. (each a "Purchaser" and collectively, the "Purchasers"), and WorldWater Corporation, a Delaware corporation (the "Seller").

                                 R E C I T A L:
                                 -------------
          WHEREAS, the Purchasers desires to purchase from Seller, and Seller desires to sell to Purchasers, shares of common stock (the Common Stock) of the Company, and the Company wishes to issue to Purchaser warrants to purchase
Common  Stock  (the  Warrants),  on  the  terms  set  forth  herein.

                               A G R E E M E N T:
                               ------------------
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.     Sale  of  Shares  and  Grant  of  Warrants.
       ------------------------------------------
1.1    Purchase  and  Sale  of  Shares.  Seller  hereby  sells  to  each
       -------------------------------
Purchaser, and such Purchaser hereby purchases from Seller, that number of shares (the Shares) of Common Stock of the Company set forth opposite the name of such Purchaser on Schedule I hereto, in consideration of (i) the delivery by such Purchaser to Seller of a check payable to the order of Seller or wire transfer in an amount equal to $0.15 per Share, and (ii) the delivery by Seller to such Purchaser of a certificate evidencing the Shares duly endorsed for transfer thereon or by means of duly executed stock powers attached thereto, which certificates will be issued by the Company's stock transfer agent promptly after Closing.

1.2     Grant  of  Warrants.  Upon  the  Closing,  Seller  shall  grant  to each
        -------------------
Purchaser that number of Warrants set forth opposite the name of such Purchaser on Schedule I hereto. Each Warrant will permit the Purchaser to purchase one Share at any time during the five year period following Closing at an exercise price of $0.15 per Share. Notwithstanding the foregoing, the Company may require the exercise of Warrants for an amount up to $100,000 on or before March 1, 2002 in the event the Company has received: (i) the initial funding of a grant from the United States Trade and Development Agency; or (ii) the initial funding for the Company's Ronda (Cebu), Philippines, community project, and an additional $150,000, in ensuing months after certain other milestones have been attained.

1.3.     The  Closing.  The purchase and sale of the Shares shall take
         ------------
place at the offices of the Company on the date hereof, or at such other location and time as Seller and Purchaser mutually agree (which time and place are designated as the Closing). At the Closing, upon payment for the Shares pursuant to Section 1.1 hereof, Seller shall arrange for the delivery to each Purchaser at the earliest availability a certificate representing the Shares against delivery to Seller of a check or via wire transfer in the amount of the purchase price therefor. The obligations of each Purchaser to consummate the purchase of the Shares at the Closing is subject to the truth and accuracy of the representation and warranties of Seller in Section 2 below.

2.     Representations  and Warranties of Seller.  Seller hereby represents
       -----------------------------------------
and  warrants  to  each  Purchaser  that:

2.1     Issuance  of  the  Shares.  The  Shares,  upon  issuance  in
        -------------------------
accordance with the terms of this Agreement, shall be fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, claims and restrictions (other than as described in Section 4.3).

2.2     Governmental  Consents.  No  consent,  approval,  order  or
        ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

2.3     Litigation.  There  are  no  claims  before  any  governmental
        ----------
entity or arbitrator pending or, to Seller's knowledge, currently threatened against or with respect to Seller relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by Seller in connection herewith, or which might result in any impairment of the right or ability of Seller to enter into or perform his obligations under this Agreement.

3.     Requests  for  Registration.     At  any  time  during the five year
       ----------------------------
period following the date of this Agreement, the Purchasers may request registration under the Securities Act of 1933, as amended (the Act), of all or any part of their Shares. The Company will use its best efforts to qualify for registration on Form SB-3, S-3 or any comparable or successor form or forms and shall file a registration statement within 60 days of Purchaser request for registration; provided, that the Company shall not be required to effect more than two registrations pursuant to this Agreement during any twelve-month period (and no more than one in any six-month period).

4.     Representations  and  Warranties of Purchaser. Each Purchaser hereby
       ---------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Seller  that:

4.1  Litigation.  There  are  no claims before any governmental entity
     ----------
or arbitrator pending or, to such Purchaser's knowledge, currently threatened against or with respect to such Purchaser relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by such Purchaser in connection herewith, or which might result in any impairment of the right or ability of such Purchaser to enter into or perform his or its obligations under this Agreement.


4.2     Awareness of Company Performance.  Such Purchaser acknowledges
        --------------------------------
that  (i)  he or it has received and reviewed the Company's financial statements
(a) as of and for the year ended December 31, 2000 and (b) as of and for the three-month period ended September 30, 2001, (ii) he or it has received or has had full access to all the information such Purchaser considers necessary or appropriate to make an informed decision with respect to the purchase of the Shares pursuant to this Agreement, and (iii) he or it has had an opportunity to ask questions and receive answers from Seller regarding the Company's financial performance and to obtain additional information (to the extent Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

4.3     Restricted  Securities.  Such  Purchaser  understands that (i)
        ----------------------
the Shares and the Warrants are characterized as restricted securities under the federal securities laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of such Purchaser's counsel with respect to unregistered transfers.

4.4     Accredited  Investor.  Such Purchaser represents that he or it
        --------------------
is an Accredited Investor within the meaning of Regulation D promulgated under the Act.

4.5     Legends.  Such  Purchaser  understands  that  the certificates
        -------
evidencing the Shares and the Warrants will bear substantially the following legends:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

4.6     Investment  Purposes.  The  Shares  will  be  acquired  for
        --------------------
investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser further represents that he or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

5.     Miscellaneous.
       -------------
5.1     Entire  Agreement.  This  Agreement  contains  the  entire
        -----------------
agreement among the parties with respect to the sale and purchase contemplated hereby.

5.2     Governing  Law.  This  Agreement  shall  be  governed  by  and
        --------------
construed  under  the  laws  of  the  State  of  New  Jersey.

5.3     Counterparts.  This  Agreement  may  be  executed  in  two  or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4     Severability.  The  invalidity of any portion hereof shall not
        ------------
affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

5.5     Further  Assurances.  The  parties  hereto  shall,  without
        -------------------
additional consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



PURCHASERS:
-----------

KUEKENHOF  PARTNERS  L.P.


By:/s/ Michael C. James
    Michael C. James, General Partner


KUEKENHOF  EQUITY  FUND  L.P.



By:/s/ Michael C. James
   Michael C. James, General Partner



SELLER:
-------

WORLDWATER  CORP.



By:/s/ Quentin T. Kelly
      Quentin  T.  Kelly,
      Chairman  and  CEO


                                   SCHEDULE I


Name  of  Purchaser                    Number  of  Shares  Being  Purchased
-------------------                    ------------------------------------
Kuekenhof  Partners  L.P.                             833,500
KUEKENHOF  EQUITY  FUND  L.P.                         833,500


NAME  OF  PURCHASER                    NUMBER  OF  WARRANTS  GRANTED
-------------------                    -----------------------------

Kuekenhof  Partners  L.P.                             833,500
KUEKENHOF  EQUITY  FUND  L.P.                         833,500

                                                                 EXHIBIT  10.8



                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made and entered into as of January 15, 2002, by and among Joann Jordan, David D. Jordan and Lavorsia D. Jordan
Custodian for Cayla Rae Jordan (each a "Purchaser" and collectively, the "Purchasers"), and WorldWater Corporation, a Delaware corporation (the "Seller").
                                 R E C I T A L:
                                 -------------
          WHEREAS, the Purchasers desires to purchase from Seller, and Seller desires to sell to Purchasers, shares of common stock (the Common Stock) of the Company, and the Company wishes to issue to Purchaser warrants to purchase
Common  Stock  (the  Warrants),  on  the  terms  set  forth  herein.

                               A G R E E M E N T:
                               ------------------
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.     Sale  of  Shares  and  Grant  of  Warrants.
            ------------------------------------------
          1.1.     Purchase  and  Sale  of  Shares.  Seller hereby sells to each
                   -------------------------------
Purchaser, and such Purchaser hereby purchases from Seller, that number of shares (the Shares) of Common Stock of the Company set forth opposite the name of such Purchaser on Schedule I hereto, in consideration of (i) the delivery by
                      ----------
such Purchaser to Seller of a check payable to the order of Seller or wire transfer in an amount equal to $0.20 per Share, and (ii) the delivery by Seller to such Purchaser of a certificate evidencing the Shares duly endorsed for transfer thereon or by means of duly executed stock powers attached thereto, which certificates will be issued by the Company's stock transfer agent promptly after Closing.

          1.2.     Grant  of  Warrants.  Upon the Closing, Seller shall grant to
                   -------------------
each Purchaser that number of Warrants set forth opposite the name of such Purchaser on Schedule I hereto. Each Warrant will permit the Purchaser to
               -----------
purchase one Share at any time during the five year period following Closing at an exercise price of $0.25 per Share.

          1.3.     The  Closing.  The purchase and sale of the Shares shall take
                   ------------
place at the offices of the Company on the date hereof, or at such other location and time as Seller and Purchaser mutually agree (which time and place are designated as the Closing). At the Closing, upon payment for the Shares pursuant to Section 1.1 hereof, Seller shall arrange for the delivery to each Purchaser of a certificate representing the Shares against delivery to Seller of a check or via wire transfer in the amount of the purchase price therefor. The obligations of Purchaser to consummate the purchase of the Shares at the Closing is subject to the truth and accuracy of the representation and warranties of Seller in Section 2 below.

     2.     Representations  and Warranties of Seller.  Seller hereby represents
            -----------------------------------------
and  warrants  to  each  Purchaser  that:

          2.1     Issuance  of  the  Shares.  The  Shares,  upon  issuance  in
                  -------------------------
accordance with the terms of this Agreement, shall be fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, claims and restrictions (other than as described in Section 4.3).

          2.2     Governmental  Consents.  No  consent,  approval,  order  or
                  ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

          2.3     Litigation.  There  are  no  claims  before  any  governmental
                  ----------
entity or arbitrator pending or, to Seller's knowledge, currently threatened against or with respect to Seller relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by Seller in connection herewith, or which might result in any impairment of the right or ability of Seller to enter into or perform his obligations under this Agreement.

     3.     Requests  for  Registration.     At  any  time  during the five year
            ----------------------------
period following the date of this Agreement, the Purchasers may request registration under the Securities Act of 1933, as amended (the Act), of all or any part of their Shares. The Company will use its best efforts to qualify for registration on Form SB-3, S-3 or any comparable or successor form or forms and shall file a registration statement within 60 days of Purchaser request for registration; provided, that the Company shall not be required to effect more than two registrations pursuant to this Agreement during any twelve-month period (and no more than one in any six-month period).

     4.     Representations  and  Warranties of Purchaser. Each Purchaser hereby
            ---------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Seller  that:

          4.1     Litigation.  There  are  no  claims  before  any  governmental
                  ----------
entity or arbitrator pending or, to such Purchaser's knowledge, currently threatened against or with respect to such Purchaser relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by such Purchaser in connection herewith, or which might result in any impairment of the right or ability of such Purchaser to enter into or perform his or its obligations under this Agreement.

          4.2     Awareness of Company Performance.  Such Purchaser acknowledges
                  --------------------------------
that  (i)  he or it has received and reviewed the Company's financial statements
(a) as of and for the year ended December 31, 2000 and (b) as of and for the three-month period ended September 30, 2001, (ii) he or it has received or has had full access to all the information such Purchaser considers necessary or appropriate to make an informed decision with respect to the purchase of the Shares pursuant to this Agreement, and (iii) he or it has had an opportunity to ask questions and receive answers from Seller regarding the Company's financial performance and to obtain additional information (to the extent Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

          4.3     Restricted  Securities.  Such  Purchaser  understands that (i)
                  ----------------------
the Shares and the Warrants are characterized as restricted securities under the federal securities laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of such Purchaser's counsel with respect to unregistered transfers.

          4.4     Accredited  Investor.  Such Purchaser represents that he or it
                  --------------------
is an Accredited Investor within the meaning of Regulation D promulgated under the Act.

          4.5     Legends.  Such  Purchaser  understands  that  the certificates
                  -------
evidencing the Shares and the Warrants will bear substantially the following legends:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

          4.6     Investment  Purposes.  The  Shares  will  be  acquired  for
                  --------------------
investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser further represents that he or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     5.     Miscellaneous.
            -------------

          5.1     Entire  Agreement.  This  Agreement  contains  the  entire
                  -----------------
agreement among the parties with respect to the sale and purchase contemplated hereby.

          5.2     Governing  Law.  This  Agreement  shall  be  governed  by  and
                  --------------
construed  under  the  laws  of  the  State  of  New  Jersey.
          5.3     Counterparts.  This  Agreement  may  be  executed  in two or
                  ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          5.4     Severability.  The  invalidity of any portion hereof shall not
                  ------------
affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          5.5     Further  Assurances.  The  parties  hereto  shall,  without
                  -------------------
additional consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



PURCHASERS:
-----------




By: /s/ Joann Jordan
         JOANN  JORDAN


By: /s/ David D. Jordan
         DAVID  D.  JORDAN


By: /s/ Lavorsia D. Jordan
        LAVORSIA  D.  JORDAN
    Custodian  for  CAYLA  RAE  JORDAN



SELLER:
-------

WORLDWATER  CORP.



By: /s/ Quentin T. Kelly
   QUENTIN  T.  KELLY,  Chairman  and  CEO



                                   SCHEDULE I


Name  of  Purchaser                    Number  of  Shares  Being  Purchased

Joann  Jordan                                        100,000
DAVID  D.  JORDAN                                    100,000
Lavorsia  D.  Jordan  Custodian  for
     Cayla  Rae  Jordan                               50,000


NAME  OF  PURCHASER                    NUMBER  OF  WARRANTS  GRANTED
-------------------                    -----------------------------


Joann  Jordan                                         20,000
David  D.  Jordan                                     20,000
Lavorsia  D.  Jordan  Custodian  for
     Cayla  Rae  Jordan                               10,000

                                                                 EXHIBIT  10.9


                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT is made and entered into as of January 15, 2002, by and among Peter Teevan (the Purchaser ), and WorldWater Corporation, a Delaware corporation (the Seller ).

                                 R E C I T A L:
                                 -------------
          WHEREAS, the Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, shares of common stock (the Common Stock ) of the Company, and the Company wishes to issue to Purchaser warrants to purchase Common Stock (the Warrants ), on the terms set forth herein.

                               A G R E E M E N T:
                               ------------------
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.     Sale  of  Shares  and  Grant  of  Warrants.
            ------------------------------------------
          1.1.     Purchase  and  Sale  of  Shares.  Seller hereby sells to each
                   -------------------------------
Purchaser, and such Purchaser hereby purchases from Seller, that number of shares (the Shares ) of Common Stock of the Company set forth opposite the name of such Purchaser on Schedule I hereto, in consideration of (i) the delivery by
                      ----------
such Purchaser to Seller of a check payable to the order of Seller or wire transfer in an amount equal to $0.20 per Share, and (ii) the delivery by Seller to such Purchaser of a certificate evidencing the Shares duly endorsed for transfer thereon or by means of duly executed stock powers attached thereto, which certificates will be issued by the Company s stock transfer agent promptly after Closing.

          1.2.     Grant  of  Warrants.  Upon the Closing, Seller shall grant to
                   -------------------
each Purchaser that number of Warrants set forth opposite the name of such Purchaser on Schedule I hereto. Each Warrant will permit the Purchaser to purchase one Share at any time during the five year period following Closing at an exercise price of $0.25 per Share.

          1.3.     The  Closing.  The purchase and sale of the Shares shall take
                   ------------
place at the offices of the Company on the date hereof, or at such other location and time as Seller and Purchaser mutually agree (which time and place are designated as the Closing ). At the Closing, upon payment for the Shares pursuant to Section 1.1 hereof, Seller shall arrange for the delivery to each Purchaser of a certificate representing the Shares against delivery to Seller of a check or via wire transfer in the amount of the purchase price therefor. The obligations of Purchaser to consummate the purchase of the Shares at the Closing is subject to the truth and accuracy of the representation and warranties of Seller in Section 2 below.

     2.     Representations  and Warranties of Seller.  Seller hereby represents
            -----------------------------------------
and  warrants  to  each  Purchaser  that:

          2.1     Issuance  of  the  Shares.  The  Shares,  upon  issuance  in
                  -------------------------
accordance with the terms of this Agreement, shall be fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, claims and restrictions (other than as described in Section 4.3).

          2.2     Governmental  Consents.  No  consent,  approval,  order  or
                  ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

          2.3     Litigation.  There  are  no  claims  before  any  governmental
                  ----------
entity or arbitrator pending or, to Seller's knowledge, currently threatened against or with respect to Seller relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by Seller in connection herewith, or which might result in any impairment of the right or ability of Seller to enter into or perform his obligations under this Agreement.

     3.     Requests  for  Registration.     At  any  time  during the five year
            ----------------------------
period following the date of this Agreement, the Purchasers may request registration under the Securities Act of 1933, as amended (the Act ), of all or any part of their Shares. The Company will use its best efforts to qualify for registration on Form SB-3, S-3 or any comparable or successor form or forms and shall file a registration statement within 60 days of Purchaser request for registration; provided, that the Company shall not be required to effect more than two registrations pursuant to this Agreement during any twelve-month period (and no more than one in any six-month period).

     4.     Representations  and  Warranties of Purchaser. Each Purchaser hereby
            ---------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Seller  that:

          4.1     Litigation.  There  are  no  claims  before  any  governmental
                  ----------
entity or arbitrator pending or, to such Purchaser's knowledge, currently threatened against or with respect to such Purchaser relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by such Purchaser in connection herewith, or which might result in any impairment of the right or ability of such Purchaser to enter into or perform his or its obligations under this Agreement.

          4.2     Awareness of Company Performance.  Such Purchaser acknowledges
                  --------------------------------
that  (i)  he or it has received and reviewed the Company's financial statements
(a) as of and for the year ended December 31, 2000 and (b) as of and for the three-month period ended September 30, 2001, (ii) he or it has received or has had full access to all the information such Purchaser considers necessary or appropriate to make an informed decision with respect to the purchase of the Shares pursuant to this Agreement, and (iii) he or it has had an opportunity to ask questions and receive answers from Seller regarding the Company s financial performance and to obtain additional information (to the extent Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

          4.3     Restricted  Securities.  Such  Purchaser  understands that (i)
                  ----------------------
the Shares and the Warrants are characterized as restricted securities under the federal securities laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of such Purchaser's counsel with respect to unregistered transfers.

          4.4     Accredited  Investor.  Such Purchaser represents that he or it
                  --------------------
is an Accredited Investor within the meaning of Regulation D promulgated under the Act.

          4.5     Legends.  Such  Purchaser  understands  that  the certificates
                  -------
evidencing the Shares and the Warrants will bear substantially the following legends:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

          4.6     Investment  Purposes.  The  Shares  will  be  acquired  for
                  --------------------
investment for such Purchaser s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser further represents that he or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     5.     Miscellaneous.
            -------------
          5.1     Entire  Agreement.  This  Agreement  contains  the  entire
                  -----------------
agreement among the parties with respect to the sale and purchase contemplated hereby.

          5.2     Governing  Law.  This  Agreement  shall  be  governed  by  and
                  --------------
construed  under  the  laws  of  the  State  of  New  Jersey.

          5.3     Counterparts.  This  Agreement  may  be  executed  in two or
                  ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.4     Severability.  The  invalidity of any portion hereof shall not
                  ------------
affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          5.5     Further  Assurances.  The  parties  hereto  shall,  without
                  -------------------
additional consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER:
---------


By: /s/ Peter Teevan
       PETER  TEEVAN



SELLER:
------
WORLDWATER  CORP.


By: /s/ Quentin T. Kelly
   QUENTIN  T.  KELLY,  CHAIRMAN  AND  CEO

                                   SCHEDULE I
                                   ----------

NAME  OF  PURCHASER                    NUMBER  OF  SHARES  BEING  PURCHASED
-------------------                    ------------------------------------

Peter  Teevan                                        250,000


NAME  OF  PURCHASER                    NUMBER  OF  WARRANTS  GRANTED
-------------------                    -----------------------------

Peter  Teevan                                         50,000

                                                                 EXHIBIT  10.10

                              EMPLOYMENT AGREEMENT

WorldWater Corp. ("WorldWater" or "the Company") of Pennington, NJ, USA, effective as of January 1, 2002, hereby agrees to enter into an Employment
Agreement ("Agreement") with Quentin T. Kelly, residing at 117 Hopewell-Rocky Hill Rd., Hopewell NJ 08525, under the following terms and conditions:

1.  Term  of  this  Agreement is 5 (five) years, ending December  31, 2006.

2. Subject only to Shareholder approval, you will continue to serve as a Director of WorldWater.

3. Subject only to WorldWater Board of Directors approval, you will continue to serve as Chairman of WorldWater's Board of Directors.

4. You will continue to serve as Chief Executive Officer ("CEO") of the Company. As such, you will be responsible for overseeing the Company's general operations and business activities, developing the Company's corporate and strategic plans, formulating overall corporate policies, directing the other Company officers, and performing all other tasks and responsibilities commonly associated with being a corporate CEO.

5. You will be expected to work on a full time basis for WorldWater in your performance of the above duties and responsibilities.

6. You will receive compensation as appropriate in the form of stock options in the Company common stock for serving as a Director or as Chairman of the Board (See below for details). Your compensation for serving as CEO of WorldWater will be as follows:

a. An annual salary paid semi-monthly of $150,000, to be adjusted upward to a salary of $170,000 as soon as the Company achieves annuated revenues of $5 million (i.e. if WorldWater's annual revenue surpasses $5 million in June of a given year, for example, the increase will be effected). Based on the Board of Directors discretion your salary will be increased to $200,000 and a bonus of up to 50% will be paid at the end of the calendar year. Bonus of up to 50% of compensation will be paid in cash or stock or a combination thereof as determined by the Board of Directors.

Salaries, bonuses and stock options will be reviewed annually by the Compensation Committee of the Board after calendar year 2003.

b. A monthly automobile allowance during the term of this Agreement of up to $1200 to cover WorldWater's allocation or share of your leasing an automobile said sum to include appropriate car insurance and other expenses directly related to use of said automobile on corporate business.

c. A monthly facility allowance of $1,500 to cover the rental, utility and other operating charges for meetings and product demonstrations using the land, office and technology experimentation facilities at 117 Hopewell-Rocky Hill Rd., Hopewell NJ 08525.

d. Reimbursement of all reasonable expenses incurred by you on WorldWater business.

e. Full participation in any and all Company "fringe benefits" available to other WorldWater officers, including husband/wife Health coverage and Pension plans, and the maintenance of a whole life policy as defined in paragraph 8 below, to continue after retirement.

f. Participation in the WorldWater Stock Option Plan(s) and any annual general stock bonus open to Company officers (in addition to your personal annual bonus referenced above), subject only to the Company's Board of Directors (or appropriate committee thereof), which is responsible for administering the Option Plan(s) and for approving the amount of general bonus allocations to corporate officers (exclusive of the personal annual bonus referenced above).

7. During your employment with WorldWater, you agree to keep confidential any and all confidential or non-public Company documents, trade secrets and other information including, but not limited to, client lists, pricing strategy, product cost data, proprietary technical information corporate policies and procedures, and corporate marketing and financial plans and strategies.

8. If your employment with the Company is terminated without cause or by reason of your death or disability, you or your estate will be entitled to continued compensation for the remaining term of the agreement or a period of 24 months, whichever is longer, plus continuing benefits of a whole life insurance policy funded by the Company of $2 million in cash, plus 1 million shares of the Company's common stock as currently capitalized. However, if your resignation is requested or caused as a result of the sale, merger or similar corporate restructuring of the Company, or by the event of more than 50 % (50 percent) of the Company's stock being held by one person or entity or a group of related persons or entities then you will be entitled to a one-time cash payout of $3 million plus 3 million shares of WorldWater Corp. common stock.

This constitutes the entirety of this Agreement which shall be construed, interpreted and applied in accordance with the laws and regulations of the State of New Jersey. Any disputes or disagreements concerning this Agreement which cannot be settled by the parties will be submitted for binding arbitration to the American Arbitration Association in New Jersey. If the foregoing is acceptable to you, please sign below, whereupon this shall constitute an agreement binding upon us and upon your heirs and legal representatives and upon our successors and assigns.


Agreed  to  and  Signed  by:



/s/ Quentin T. Kelly
Quentin  T.  Kelly
Chairman  and  CEO
WorldWater  Corp.


Approved  by  WorldWater  Corp.
Compensation  Committee:



/s/ Davinder Sethi                      /s/ Joseph Cygler
Dr.  Davinder  Sethi                    Joseph  Cygler

                                                  EXHIBIT  10.11



July  1,  2002


Quentin  T.  Kelly
117  Hopewell-Rocky  Hill  Road
Hopewell,  NJ  08525

Re:  Employment  Agreement  dated  January  1,  2002  Amendment

As per the Compensation Committee with approval of the Board of Directors the above referenced Employment Agreement has been amended as follows:

Annual salary is $25,200 accruing the difference (Base $150,000 - accrue   year)
beginning July 1, 2002 through the remainder of the year or until sufficient cash flow is available to pay additional salary.

Effective July 1, 2002 stock options continue to accrue at a rate of 10,000 options per month exercisable at $0.15 as per the market price at July 1, 2002. Effective July 1, 2002 an additional 1,190,000 options exercisable at $0.15 have been granted and vested immediately.

In addition a Restricted Stock Agreement will be implemented (see attached) granting 1,000,000 shares vesting over 5 years exercisable at $0.15 (current market price).

Agreed  and  Signed  by:         Approved  by  WorldWater  Corp.
                                 Board  of  Directors  Compensation  Committee:



/s/ Quentin T. Kelly             /s/ Davinder Sethi
Quentin  T.  Kelly                 Dr.  Davinder  Sethi
Chairman  and  CEO
WorldWater  Corp.

                                  /s/ Joseph Cygler
                                      Joseph  Cygler

                                                                 EXHIBIT  10.12


                           RESTRICTED STOCK AGREEMENT
                           --------------------------


THIS AGREEMENT, dated as of July 1, 2002 (the "Grant Date") by and between WorldWater Corp. and Quentin T. Kelly (the "Grantee"), is entered into as follows:

WHEREAS, the Compensation Committee of the Board of Directors of the Company determined that the Employee be granted shares of the Company's $.001 par value Common Stock subject to the restrictions stated below, as reflected in the Employment Agreement Amendment dated July 1, 2002 by and between the Employee and the Company and as hereinafter set forth:

1. Grant of Restricted Stock. Subject to the restrictions contained in this agreement (the "Agreement") WorldWater Corp. (the "Company") hereby grants to Quentin T. Kelly (the "Grantee"), effective July 1, 2002 (the "Grant Date"), 1,000,000 shares of restricted Common Stock (the "Shares"). The Board has determined that the fair market value of the Common Stock of the Company on the Grant Date is $0.15 per share.

2. Vesting. Provided that Grantee remains an Employee or member of the Board of Directors of the Company, Grantee shall become vested in 20% of the Shares upon each anniversary of the Grant Date, so that the Grantee shall be 100% vested in 5 years.

3. Termination of Award. If the Grantee's employment or Board membership is terminated for any reason, unless otherwise determined by the Compensation
Committee,  the  Grantee  will  forfeit  any  unvested  shares.

4. Non-transferability of Award. The Grantee may not transfer either this award or any Shares acquired pursuant to this award except in accordance with the terms of this Agreement or by will or the laws of descent and distribution; provided that, Grantee may gift the Shares, or some portion of the Shares, to an immediate family member, to a trust for the benefit of such persons, or to a partnership in which only such persons are partners. Any transferee of Shares must agree in writing, on a form prescribed by the Company, to be bound by all provisions of this Agreement and the Plan, and following any such transfer, the terms of the grant shall remain the same except that the transferee shall be considered the Grantee. The transferability of such Shares shall also be limited by any legend on the certificate(s) representing such Shares restricting the transferability of the Shares.

5. Right to Vote and to Receive Dividends. The Grantee will have the right to vote unvested Shares and receive any dividends or other distributions paid on unvested Shares.

6. Taxes. The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock hereunder. The Employee may elect to satisfy such withholding tax obligation by having the Company retain Stock having a fair market value equal to the Company's minimum withholding obligation.

7. Amendments. The Board may from time to time amend the terms of this Agreement to the extent it deems appropriate; provided that any amendment adverse to the Grantee shall be effective only if consented to by the Grantee in writing.

8. Grant Not to Affect Employment or Service. The Shares granted hereunder shall not confer upon Grantee any right to continue in the employment or service of the Company, its Subsidiaries or Affiliates.

9. Securities Laws. The Board may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that all rights granted under this Agreement satisfy the requirements of applicable securities laws.

10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

11. Governing Law. To the extent not preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

WorldWater  Corp.
Compensation  Committee
By:  Dr.  Davinder  Sethi           By:  Joseph  Cygler


/s/ Davinder Sethi                 /s/ Joseph Cygler

I have read the above Agreement and hereby accept the above award and the terms and conditions of this agreement and I agree to be bound thereby and by the actions of the Board.

Recipient
By:  Quentin  T.  Kelly


/s/ Quentin T. Kelly

                                                                 EXHIBIT  23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS







                       CONSENT  OF  INDEPENDENT  ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of WorldWater Corporation on Form SB-2 of our report dated April 13, 2002, appearing in the Annual Report on Form 10-KSB of WorldWater for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/    Civale,  Silvestri,  Alfieri,  Martin  &  Higgins,  LLC



January 3, 2003